As filed with the Securities and Exchange Commission on January 16, 2008

Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Deerfield Capital Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	20-2008622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018
(773) 380-1600
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Richard G. Smith
Senior Vice President and Chief Financial Officer
Deerfield Capital Corp.
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018
(773) 380-1600
(773) 380-1601(Telecopy)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)
Copy to: Ronald J. Lieberman, Esq. Hunton & Williams LLP Bank of America Plaza Suite 4100 600 Peachtree Street, N.E. Atlanta, Georgia 30308-2216 (404) 888-4000 (404) 888-4190 (Telecopy)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum		Proposed Maximum	Amount of
Title of Each Class of	Registered(2),	Offering		Aggregate	Registration
Securities to be Registered(1)	in Each Case	Price per Share		Offering Price	Fee
Series A Cumulative Convertible Preferred Stock, $0.001 par value per share	14,999,992 shares	$10.00		$149,999,920	$5,895	.00(3)
Common Stock, $0.001 par value per share	15,329,684 shares	$6	.96(4)	$106,694,600(4)	$4,193	.10(5)

(1)	This Registration Statement relates to the resale or other distribution by the selling stockholders named herein of up to 14,999,992 shares of Series A Cumulative Preferred Stock (“Series A Preferred Stock”) and 15,329,684 shares of common stock, $0.001 par value (“Common Stock”), 14,999,992 of which are issuable upon conversion of the Series A Preferred Stock, in each case, of Deerfield Capital Corp., a Maryland corporation (the “Registrant”). The selling stockholders named herein received these shares in connection with the merger of DFR Merger Company, LLC, a wholly owned subsidiary of the Registrant, with and into Deerfield & Company LLC, or from Deerfield Capital Management LLC prior to the merger, in each case, as described in the prospectus constituting a part of this Registration Statement.

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend, stock split or similar transaction or adjustment in the number of shares issuable as provided in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Preferred Stock.

(3)	$2,149.10 was previously paid in connection with the Registrant’s Registration Statement, file number 333-145250 filed with the Securities and Exchange Commission on August 8, 2007 and offsets the fee otherwise payable pursuant to Rule 457(p). The Registrant submits herewith a filing fee of $3,745.90.

(4)	Calculated in accordance with Rule 457(c) under the Securities Act.

(5)	$565.14 was previously paid in connection with the registration of 329,692 shares of common stock pursuant to the Registrant’s Registration Statement, file number 333-128294 initially filed with the Securities and Exchange Commission on September 13, 2005 and offsets the fee otherwise payable pursuant to Rule 457(p). No additional registration fee is required pursuant to Rule 457(i) under the Securities Act for the 14,999,992 shares of Common Stock that are issuable upon conversion of the Series A Preferred Stock. The Registrant submits herewith a filing fee of $3,627.96.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2008

14,999,992 Shares of Series A Cumulative Convertible Preferred Stock
15,329,684 Shares of Common Stock

This prospectus relates to the resale or other distribution, from time to time, by the selling stockholders named in this prospectus of up to 14,999,992 shares of our Series A Cumulative Convertible Preferred Stock, $0.001 par value per share, initial liquidation preference of $10.00 per share, or Series A Preferred Stock, and up to 15,329,684 shares of our common stock, $0.001 par value per share, 14,999,992 shares of which are issuable upon the conversion of the Series A Preferred Stock. The selling stockholders named in this prospectus received the shares of our Series A Preferred Stock and common stock being offered by this prospectus either in connection with the merger of DFR Merger Company, LLC, our wholly owned subsidiary, with and into Deerfield & Company LLC on December 21, 2007 or from Deerfield Capital Management LLC prior to the merger. We sometimes refer to Deerfield & Company LLC as Deerfield and to Deerfield Capital Management LLC as DCM. We are registering these shares in accordance with the terms of a registration rights agreement among us and other former owners of Deerfield who executed that agreement, for the benefit of those parties and their permitted transferees. We will not receive any of the proceeds from the sale or other distribution of these shares, but will incur expenses in connection with the registration of these shares.

The selling stockholders may from time to time offer and resell or otherwise distribute the shares held by them directly or through agents, underwriters or broker-dealers on terms to be determined by the time of sale. The selling stockholders and their transferees may also distribute the shares held by them to their respective partners, members or stockholders. To the extent required, the names of any agent, underwriter or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus.

We elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2004, and we expect to continue to qualify as a REIT for federal income tax purposes for future taxable years. We own Deerfield and DCM through domestic taxable REIT subsidiaries and the income of Deerfield and DCM will be subject to federal, state and local income tax.

Our common stock is listed on the New York Stock Exchange under the symbol “DFR.” The last reported sale price of our common stock on the New York Stock Exchange on January 15, 2008 was $6.91 per share. We have agreed to seek a listing for the Series A Preferred Stock on the New York Stock Exchange on or before April 30, 2008, subject to satisfaction of applicable listing standards, if the shares of Series A Preferred Stock have not been converted into shares of our common stock by that date.

Shares of our capital stock are subject to ownership limitations that we must impose in order to maintain our status as a REIT. Generally, no person may own more than 7.7% in value or number of our shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.

Investing in the securities offered by this prospectus involves risks. You should carefully read and consider the “Risk Factors” beginning on page 6 of this prospectus and the “Risk Factors” in our periodic and current reports and other information that we may file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2008

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC. The selling stockholders may sell or otherwise distribute, from time to time, in one or more offerings, the Series A Preferred Stock and common stock described in this prospectus. This prospectus only provides you with a general description of our company, our Series A Preferred Stock, our common stock and the methods that the selling stockholders may use to sell or otherwise distribute shares of our Series A Preferred Stock or common stock. If required when the selling stockholders sell or otherwise distribute shares of capital stock under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of such sale or other distribution. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely solely on the information in the prospectus supplement. Before you make an investment decision, you should read both this prospectus and the prospectus supplement applicable to any offering and any information incorporated by reference into this prospectus or the prospectus supplement applicable to any offering. See “Incorporation By Reference of Information Filed with the SEC,” together with the additional information described under the heading “How to Obtain More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. No person may make an offer to sell or otherwise distribute these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

Investing in the securities offered by this prospectus involves risks. You should carefully read and consider the “Risk Factors” beginning on page 6 of this prospectus and the “Risk Factors” in our periodic and current reports and other information that we may file from time to time with the SEC.

CERTAIN DEFINITIONS

Unless otherwise noted or the context otherwise requires, we refer to Deerfield Capital Corp. as “DFR,” “we,” “us,” “our,” or “our company,” to Deerfield & Company LLC, our indirect wholly owned subsidiary, and its subsidiaries as “Deerfield,” to Deerfield Capital Management LLC, our historical external manager and our indirect wholly owned subsidiary, as “DCM,” to DFR Merger Company, LLC, our wholly owned subsidiary that was merged into Deerfield, as “Merger Sub” and to Triarc Companies, Inc. as “Triarc.” We refer to our acquisition of Deerfield pursuant to a merger agreement dated as of December 17, 2007 among us, Merger Sub, Deerfield and Triarc (as sellers’ representative), by which Merger Sub was merged with and into Deerfield on December 21, 2007, as the “Merger.”

FORWARD-LOOKING INFORMATION

Certain statements in this prospectus and the information incorporated by reference into this prospectus are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as future capital expenditures, growth, business strategy and the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the effect of the Merger and any other statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond DFR’s control. The forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this report, except as may be required by applicable securities laws.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

Relating to the Merger:

•	DFR’s ability to integrate the businesses of DFR and Deerfield successfully and the amount of time and expense spent and incurred in connection with the integration;

•	the ability to realize the economic benefits that DFR anticipates as a result of the Merger;

•	failure to uncover all risks and liabilities associated with acquiring DCM;

•	federal income tax liability as a result of owning Deerfield and DCM through taxable real estate investment trust, or REIT, subsidiaries and the effect of DFR’s acquisition of Deerfield on its ability to continue to qualify as a REIT;

•	the impact of owning Deerfield on DFR’s ability to rely on an exemption from registration under the Investment Company Act of 1940, as amended, or the 1940 Act;

•	the limitations or restrictions imposed on DCM’s investment and management services as a result of DFR’s ownership of DCM;

•	the impact of the issuance of approximately $74 million of two series of Senior Secured Notes as partial consideration for the Merger, including its impact on DFR’s liquidity, ability to raise additional capital and financial condition;

•	the impact of the issuance of the Series A Preferred Stock in connection with the Merger, including the restrictive covenants set forth therein, and its conversion into common stock if approved by DFR’s stockholders, which may include dilution of the ownership of DFR’s common stock negatively impacting its market price; and

•	the impact of the failure to convert the Series A Preferred Stock, which includes our continued obligation to make preferential dividends in the minimum amount of approximately $7.5 million per year; a minimum redemption payment obligation of approximately $150.0 million upon the earlier of a change in control or December 20, 2014; and an inability to issue capital stock on parity with, or senior to, the Series A Preferred Stock without consent of 80% of the outstanding shares of Series A Preferred Stock.

Relating to our business generally:

•	loss of key personnel, some of whom are not bound by employment agreements;

•	changes in REIT qualification requirements, making it difficult for DFR to conduct its investment strategy, and failure to maintain its qualification as a REIT;

•	rapid changes in market value of RMBS and other assets, making it difficult for DFR to maintain its REIT qualification or 1940 Act exemption;

•	changes in investment strategy;

•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;

•	changes in the general economy or debt markets in which DFR invests;

•	effects of the current dislocation in the sub-prime mortgage sector and the weakness in the mortgage market generally;

•	failure to comply with applicable laws and regulations;

•	limitations and restrictions contained in instruments and agreements governing indebtedness and preferred stock, including the Series A Preferred Stock;

•	ability to raise additional capital and secure additional financing;

•	ability to continue to issue collateralized debt obligation, or CDO, vehicles, which can provide DFR with attractive financing for debt securities investments;

•	effects of CDO financings on cash flows;

•	increases in borrowing costs relative to interest received on assets;

•	ability to structure long-term incentives and retain key employees;

•	liability resulting from actual or potential future litigation;

•	the costs, uncertainties and other effects of legal and administrative proceedings;

•	the costs and effects of the current SEC investigation involving DFR and DCM into certain practices associated with the offer, purchase or sale of CDOs, Real Estate Mortgage Investment Conduits (REMICs) and the creation of re-REMICS;

•	competition and the impact of competition; and

•	actions of domestic and foreign governments and the effect of war or terrorist activity.

Relating to the DFR investment portfolio:

•	higher or lower than expected prepayment rates on the mortgages underlying DFR’s mortgage securities holdings;

•	DFR’s inability to obtain favorable interest rates, margin or other terms on the financing that is needed to leverage DFR’s mortgage securities and other positions;

•	increased rates of default on DFR’s investment portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans;

•	flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability to adequately hedge its holdings sensitive to changes in interest rates;

•	narrowing of credit spreads, thus decreasing DFR’s net interest income on future credit investments (such as bank loans);

v

•	widening of mortgage spreads relative to swaps or treasuries in a rising rate environment, leading to a decrease in the value of DFR’s mortgage portfolio resulting in higher counterparty margin calls and decreased liquidity;

•	concentration of investment portfolio in adjustable rate RMBS;

•	effects of leverage and indebtedness on portfolio performance;

•	effects of investing in debt of middle market companies;

•	effects of defaults or terminations under repurchase transactions; and

•	illiquid nature of certain of the assets in the investment portfolio.

Relating to the business of Deerfield and DCM:

•	significant reductions in DCM’s client assets under management (which would reduce DCM’s advisory fee revenue) due to such factors as weak performance of its investment products (either on an absolute basis or relative to its competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers, loss of investor confidence due to adverse publicity, redemption of hedge fund investments by investors therein, withdrawal of money from separate managed accounts and non-renewal or early termination of investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;

•	difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•	DCM’s removal as investment advisor of one or more of the CDO vehicles or other accounts DCM manages, or the reduction in DCM’s CDO management fees because of payment defaults by issuers of the underlying collateral or the triggering of certain structural protections built into CDOs;

•	changes in CDO spreads making it difficult or impossible for DCM to launch new CDOs;

•	DCM’s dependence on third party distribution channels to market its CDOs;

•	liability relating to DCM’s failure to comply with investment guidelines set by its clients; and

•	changes in laws, regulations or government policies affecting DCM’s business, including investment management regulations and accounting standards.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in (i) “Risk Factors” beginning on page 6 of this prospectus, (ii) DFR’s annual report on Form 10-K for the year ended December 31, 2006, (iii) DFR’s current report on Form 8-K/A filed with the SEC on January 16, 2008 (excluding Item 7.01 and the exhibits to Item 7.01) and (iv) DFR’s other public filings with the SEC and public statements by DFR. Readers of this prospectus are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information you should consider before investing in our Series A Preferred Stock and common stock. You should read the entire prospectus and the information incorporated by reference into this prospectus carefully, especially the risks of investing in our Series A Preferred Stock and common stock discussed under “Risk Factors” beginning on page 6 of this prospectus, the “Risk Factors” in our periodic and current reports filed with the SEC and Deerfield’s consolidated financial statements and the related notes incorporated by reference into this prospectus, before deciding to invest in our Series A Preferred Stock and common stock.

Deerfield Capital Corp.

DFR is a real estate investment trust, or REIT, with approximately a $7.0 billion investment portfolio as of January 1, 2008. Our portfolio is comprised primarily of fixed income investments, including mortgage-backed securities, or MBS, and corporate debt. In addition, through our subsidiary DCM, we managed approximately $14.5 billion of client assets, including government securities, corporate debt, MBS, commercial real estate and asset backed securities, or ABS, as of January 1, 2008. We have elected to be taxed as a REIT for federal income tax purposes, and intend to continue to operate so as to qualify as a REIT. Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. We intend to invest opportunistically to construct an investment portfolio that we expect will achieve attractive risk-adjusted returns and to generate third-party management fee streams through our ownership of DCM.

We had been externally managed by DCM since the commencement of our business in December 2004. On December 17, 2007, we entered into a merger agreement to acquire Deerfield, the parent company of DCM. We completed the Merger on December 21, 2007, at which time each of Deerfield and DCM became our indirect wholly owned subsidiaries and we became internally managed. Our principal executive offices are located at 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018, and our telephone number is (773) 380-1600.

Deerfield & Company LLC

Deerfield is our indirect wholly owned subsidiary and its primary assets are all of the outstanding membership interests of DCM and capital stock of Deerfield Capital Management (Europe) Limited, or DCM (Europe).

Deerfield Capital Management LLC

DCM is our indirect wholly owned subsidiary and is a Chicago-based, SEC-registered investment adviser. DCM is dedicated to serving the needs of investors by providing a variety of investment opportunities including investment funds, structured vehicles and separately managed accounts. The Deerfield organization commenced investment management operations in 1993. As of January 1, 2008, DCM managed approximately $14.5 billion of client funds and had approximately 130 employees, including investment professionals specializing in government securities, corporate debt, MBS, commercial real estate and ABS. DCM utilizes a variety of strategies including fundamental credit analysis, duration management, yield curve arbitrage and basis spread techniques in managing a broad range of financial debt instruments on behalf of its clients.

Principal Reasons for the Merger

We believe the Merger will benefit DFR and its stockholders for several important reasons. The acquisition of Deerfield gives us the opportunity to diversify our revenue streams by complementing DFR’s investment income with fee income derived from managing both our own capital and our clients’ portfolios. We believe the acquisition will also materially enhance our growth opportunities because we intend to deploy a portion of our capital into new potential high growth, fee earning products within DCM’s scalable investment platforms. In addition, because a substantial portion of the consideration for the acquisition was in the form of equity, we believe we enhanced our capital base. Lastly, we believe the internalization of our manager better aligns the interests of management with those of our stockholders.

THE OFFERING

Series A Preferred Stock Offered by the Selling Stockholders	Up to 14,999,992 shares of Series A Cumulative Convertible Preferred Stock.

Common Stock Offered by the Selling Stockholders	Up to 15,329,684 shares.

Terms of Series A Preferred Stock:

Liquidation Preference	A preference payment equal to the greater of $10.00 per share or the current market price of the common stock issuable upon the conversion of the Series A Preferred Stock (assuming conversion immediately prior to the event of liquidation). In addition, upon any liquidation event, we will also pay any accumulated, accrued and unpaid dividends.

Dividends	Holders of Series A Preferred Stock are entitled to receive dividends as follows:

  (i) for the dividend period from December 21, 2007, the original issuance date of the Series A Preferred Stock, through December 28, 2008, the dividend record date next following the original issuance date, an amount equal to 5% per annum of the liquidation preference;

  (ii) for the dividend period commencing on December 29, 2008, the day after the dividend record date for the first dividend described in clause (i) through the next succeeding dividend record date, an amount equal to the greater of (A) 5% per annum of the liquidation preference or (B) the per share common stock dividend declared for such dividend period; and

  (iii) for each succeeding dividend period thereafter, an amount equal to the greater of (A) 5% per annum of the liquidation preference, or (B) the per share common stock dividend declared for such dividend period.

Dividends on the Series A Preferred Stock will be cumulative from the original issuance date, whether or not we have earnings, whether or not we have legally available funds, and whether or not declared by our board of directors or authorized or paid by us. However, no cash dividend will be payable (but nevertheless will continue to accrue) before the earlier to occur of a vote of our stockholders approving the conversion of the shares of Series A Preferred Stock into shares of common stock or March 31, 2008.

Dividends will be payable quarterly in arrears to holders of record at the close of business on the applicable dividend record date, which initially will be the last business day of December, April, July and October of each year. Dividends will be paid in cash on the basis of a 360-day year consisting of twelve 30-day months.

Accumulated dividends on the shares of our Series A Preferred Stock will not bear any interest.

If we fail to pay dividends on the shares of our Series A Preferred Stock for four or more dividend dates, whether or not consecutive, then the number of directors then constituting our board of directors shall automatically increase by two and the holders of Series A Preferred Stock will be entitled to vote as a single class for the election of two additional directors to fill the resulting vacancies, which directors will be elected for one-year terms. See “Description of Series A Preferred Stock — Voting Rights.”

In addition, holders of the Series A Preferred Stock will also receive dividends in connection with the conversion described below.

Ranking	Shares of our Series A Preferred Stock will rank with respect to dividend and distribution rights, redemption rights and upon our liquidation, winding up or dissolution:

• prior or senior to all classes or series of our common stock and any other class or series of our capital stock ranking junior to the Series A Preferred Stock with respect to dividends, redemption or upon liquidation, dissolution or winding up;

• on parity with any class or series of our capital stock issued in the future the terms of which expressly provide that such securities rank on parity with the Series A Preferred Stock with respect to dividends, redemption or upon liquidation, dissolution or winding up, the issuance of which would require the consent of the holders of 80% of the then outstanding shares of Series A Preferred Stock;

• junior to any class or series of our capital stock issued in the future the terms of which expressly provide that such securities rank senior to our Series A Preferred Stock with respect to dividends, redemption or upon liquidation, dissolution or winding up, the issuance of which would require the consent of the holders of 80% of the then outstanding shares of Series A Preferred Stock;

• junior to all our existing and future debt obligations, including but not limited to two series of senior secured notes issued in connection with the Merger.

Redemption	The Series A Preferred Stock is subject to mandatory redemption upon the earlier to occur of (i) a change in control of our company or (ii) December 20, 2014, at a redemption price equal to the greater of $10.00 per share or the current market price of the common stock issuable upon the conversion of the Series A Preferred Stock (assuming conversion immediately prior to the redemption date), plus in each case, accrued and unpaid dividends.

Conversion of Series A Preferred Stock	The 14,999,992 shares of Series A Preferred Stock will be converted automatically into 14,999,992 shares of our common stock, subject to any anti-dilution adjustments that may be required by the terms of the Series A Preferred Stock prior to the conversion, upon the approval by our common stockholders. See “Description of Series A Preferred Stock — Conversion — Conversion Price Adjustments.” Other than approval by our common stockholders, the conversion and our issuance of common stock to effect the conversion will not require any additional action by us or the holders of the Series A Preferred Stock. We intend to hold a special meeting of our common stockholders near the end of the first quarter of 2008 to vote on conversion of the Series A Preferred Stock.

Upon any conversion, in addition to receiving shares of common stock, the holders of the Series A Preferred Stock will also receive dividends in connection with the conversion as further described in this prospectus.

Voting Rights	Holders of shares of our Series A Preferred Stock will have no voting rights unless dividends on any shares of our Series A Preferred Stock shall be in arrears for four dividend periods, whether or not consecutive. In such case, the holders of shares of our Series A Preferred Stock (voting as a single class) will be entitled to vote for the election of two directors in addition to those directors on the board of directors.

The election of the two preferred stock directors will be held at a special meeting called by one of our officers within 15 days following the occurrence of the dividend default, unless the default occurs less than 60 days before the date fixed for the next annual or special meeting of stockholders. In that case, the vote for the two directors will be held at the earlier of the next annual or special meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for the past dividend periods and the dividend for the then-current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

Any director elected by the holders of the Series A Preferred Stock in the manner described above will serve for a term of one-year. The term of all directors elected by the holders of shares of our Series A Preferred Stock will terminate immediately upon the termination of the right of holders of shares of our Series A Preferred Stock to vote for directors.

So long as any shares of our Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of at least 80% of the votes entitled to be cast by the holders of our Series A Preferred Stock outstanding at the time, issue or create any class or series of capital stock ranking senior to or on par with the outstanding shares of our Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our charter, including the articles supplementary relating to our Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or right of the holders of our Series A Preferred Stock without the affirmative vote of at least 80% of the votes entitled to be cast by the holders of our Series A Preferred Stock.

Use of Proceeds	All of the shares of Series A Preferred Stock and common stock offered hereby are being sold by the selling stockholders. We will not receive any proceeds from the sale of Series A Preferred Stock or common stock in this offering.

Tax Consequences	The U.S. federal income tax consequences of purchasing, owning and disposing of our Series A Preferred Stock and common stock are described in “Federal Income Tax Consequences of Our Status as a REIT.”

Actual or constructive distributions on shares of our Series A Preferred Stock and common stock will be taxable as dividends to the extent of our current and accumulated earnings and profits, as calculated for federal income tax purposes. Prospective investors are urged to consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of our Series A Preferred Stock and common stock in light of their personal investment circumstances.

Absence of a Public Market for the Series A Preferred Stock	The shares of Series A Preferred Stock were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933 and are not tradable on the PORTAL Market of the Nasdaq Stock Market, Inc. or any other market.

Listing of Our Common Stock	Our common stock is traded on the New York Stock Exchange under the symbol “DFR.” At January , 2008, the last reported sale price of our common stock was $ per share.

Listing of Our Series A Preferred Stock	We have agreed to seek a listing for the Series A Preferred Stock on the New York Stock Exchange on or before April 30, 2008, subject to satisfaction of applicable listing standards, if the shares of Series A Preferred Stock have not been converted into shares of our common stock by that date. These standards may not be satisfied, and there can be no assurance that the Series A Preferred Stock will be listed on the New York Stock Exchange or any other exchange or that a market for the Series A Preferred Stock will develop.

Transfer Restrictions	Shares of our capital stock are subject to ownership limitations that we must impose in order to maintain our status as a REIT. Generally, no person may own more than 7.7% in value or number of our shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, subject to any exemption that we have granted or may in the future grant to one or more of our stockholders. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Risk Factors	See “Risk Factors” and the other information included in or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in shares of our Series A Preferred Stock and our common stock.

RISK FACTORS

Before you invest in our Series A Preferred Stock or common stock, you should carefully consider the risks described below as well as those contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our other filings with the SEC that are incorporated by reference in this prospectus. You should also carefully consider the risks we may incorporate in future filings we make with the SEC. If any of the risks described herein or in the documents incorporated by reference actually occur, our business, financial condition or results of operations may suffer. As a result, the value of our Series A Preferred Stock and common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business Generally

We may change our investment strategy without stockholder consent, which may result in riskier investments and our board of directors does not approve each investment decision made by management.

We have not adopted a policy as to the amounts to be invested in any of our asset classes, including securities rated below investment grade. We may change our investment strategy, including the percentage of assets that may be invested in any particular asset class, or in a single issuer, at any time, without the consent of or notice to our stockholders. Thus, we may invest in assets that are different from, and possibly riskier than, the investments described herein. A change in our asset allocation could result in our investing in asset classes different from those described herein. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could reduce our earnings, assets, stock price and our ability to pay dividends.

We manage our portfolio pursuant to very broad investment guidelines. While our directors periodically review those guidelines and our portfolio, they do not review all of our proposed investments before they are made. In conducting their reviews, our directors may rely primarily on information provided to them by our management. Our management may use complex strategies, and transactions that may be difficult or impossible to unwind by the time they are reviewed by our directors. Our management has great latitude within the broad investment guidelines in determining the types of investments they make for us. Poor investment decisions could impair our ability to pay dividends and result in substantial losses.

We leverage our investments and incur other indebtedness, which may reduce our returns and our dividends.

We leverage our investments through borrowings, generally through warehouse facilities, bank credit facilities, repurchase agreements, secured loans, securitizations (including the issuance of CDOs), loans to entities in which we hold interests in pools of assets, and other borrowings. We also incur other indebtedness from time to time such as our obligations resulting from the issuance of trust preferred securities and the issuance of approximately $74.0 million of two series of senior secured notes in connection with the Merger. We are not limited in the amount of leverage we may use. Our leverage amount at any given time varies depending on such factors as our ability to obtain credit facilities, the lenders’ and rating agencies’ estimate of the stability of our investments’ cash flow and market conditions for debt securities. Our return on investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations, thus risking the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls, which we will have to satisfy. We may not have the funds available to satisfy any of these calls and may have to sell assets at a time when we might not otherwise choose to do so.

Credit facility providers and other holders of our indebtedness may require us to maintain a certain amount of uninvested cash, to set aside unlevered assets sufficient to maintain a specified liquidity position to satisfy our collateral obligations or to maintain certain minimum net worth. Thus, we may not be able to leverage our assets as fully as we would choose, which could reduce our returns. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

The current dislocations in the sub-prime mortgage sector, and the current weakness in the broader financial market, could adversely affect us and one or more of our lenders, which could result in increases in our borrowing costs, reductions in our liquidity and reductions in the value of the investments in our portfolio.

The continuing dislocations in the sub-prime mortgage sector and the current weakness in the broader financial market could adversely affect one or more of the counterparties providing repurchase agreement funding for our AAA/agency mortgage-backed securities portfolio and could cause those counterparties to be unwilling or unable to provide us with additional financing. This could potentially limit our ability to finance our investments and operations, increase our financing costs and reduce our liquidity. This risk is exacerbated by the fact that a substantial portion of our repurchase agreement financing is provided by a relatively small number of counterparties. If one or more major market participants fails or withdraws from the market, it could negatively impact the marketability of all fixed income securities, including government mortgage securities, and this could reduce the value of the securities in our portfolio, thus reducing our net book value. Furthermore, if one or more of our counterparties are unwilling or unable to provide us with ongoing financing, we could be forced to sell our investments at a time when prices are depressed. If this were to occur, it could prevent us from complying with the REIT asset and income tests necessary to fulfill our REIT qualification requirements and otherwise materially harm our results of operations and financial outlook.

Recent developments in the market for many types of mortgage products (including MBS) have resulted in reduced liquidity for these assets. Although this reduction in liquidity has been most acute with regard to subprime assets, there has been an overall reduction in liquidity across the credit spectrum of mortgage products.

In addition, the liquidity of our portfolio may also be adversely affected by margin calls under our repurchase agreements. Our repurchase agreements allow the counterparties, to varying degrees, to determine a new market value of the collateral to reflect current market conditions. If a counterparty determines that the value of the collateral has decreased, it may initiate a margin call and require us to either post additional collateral to cover such decrease or repay a portion of the outstanding borrowing, on minimal notice. A significant increase in margin calls as a result of spread widening could harm our liquidity, results of operations, financial condition, and business prospects. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations, financial condition, and may impair our ability to maintain our current level of dividends.

Our failure to maintain an adequate alternative investment portfolio may impair our earnings and dividend potential.

Our ability to generate an attractive dividend may depend on our ability to maintain our alternative asset portfolio. This in turn depends on our ability to identify and invest in such assets as well as our access to the financing of such assets on acceptable terms. Additionally, limitations resulting from our intent to continue to operate as a REIT may restrict our ability to invest in alternative investments. The availability of suitable alternative assets may be limited, and there is often active competition for these assets among investors.

When we obtain financing of our alternative (and other) assets, lenders could impose restrictions on us that would reduce our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute might limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts. If we cannot identify and acquire satisfactory alternative investments, our portfolio will be concentrated in a less diversified portfolio of RMBS investments, increasing our dependence on these investments.

We operate in a highly competitive market for investment opportunities.

We compete for investments with various other investors — such as other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger than us and have considerably more financial and other resources. Other REITs may have investment objectives that overlap with ours, which may create competition for investment opportunities with limited supply. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, and may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The competitive pressures we face could impair our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time.

We may be unable to complete securitization transactions.

We may seek to securitize some of our assets to term fund an investment portfolio and free up cash for funding new investments. This is likely to involve creating a special-purpose vehicle, contributing a pool of our assets to the vehicle, and selling interests in the vehicle on a non-recourse basis to purchasers. We could retain all or a portion of the equity or rated debt traunches in the securitized pool of portfolio investments. We may need to finance our investments with relatively short-term credit facilities, until a sufficient quantity of securities is accumulated, with the intent of refinancing these facilities through a securitization such as a CDO issuance or other financing. However, we may not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CDO issuance.

We also may not be able to obtain short-term credit facilities or to renew any such facilities after they expire, should we find it necessary to extend the facilities to allow more time to buy the necessary eligible securities for a long-term financing. The inability to renew the facilities may require us to seek more costly financing for our investments or to liquidate assets. In addition, conditions in the capital markets may make the issuance of a CDO impractical or impossible when we do have a sufficient pool of collateral. The inability to securitize our portfolio could hurt our performance. At the same time, the securitization of our portfolio investments might expose us to losses, as the equity and debt interests that we are likely to retain will tend to be risky and more likely to generate losses.

The use of CDO financings with over-collateralization requirements and other structural restrictions may reduce our cash flow.

If we issue CDOs, we expect that their terms will generally include certain structural restrictions and requirements. One such requirement is generally that the principal amount of assets must exceed the principal balance of the related liabilities by a certain amount, commonly referred to as over-collateralization, and that if certain delinquencies or losses exceed specified levels, which will be established based primarily on the analysis by the rating agencies of the characteristics of the assets collateralizing the bonds, our ability to receive net income from assets collateralizing the obligations will be restricted. We cannot be certain that the over-collateralization tests or any other structural restrictions will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot be certain of the actual terms of the CDO, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms on these matters may hurt our performance.

An increase in our borrowing costs relative to the interest we receive on our assets may impair our profitability and thus our cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowings mature, we must either enter into new borrowings or liquidate certain of our investments at times when we might otherwise not choose to do so. An increase in short-term interest rates when we seek new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would reduce the returns on our assets which might reduce earnings and in turn cash available for dividends. We generally expect that the interest rates tied to our borrowings will adjust more rapidly than the interest rates tied to the assets in which we invest.

Declines in the market values of our investments may adversely affect financial results and credit availability, which may reduce earnings and thus cash available for dividends.

On January 1, 2008, we adopted Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115.” We plan to carry all of our RMBS and all swaps previously designated as a hedge at fair value with changes in fair value recorded directly into earnings. As a result, a decline in their values may reduce the book value of our assets.

A decline in the market value of our assets may adversely affect us, particularly where we have borrowed money based on the market value of those assets. In such case, the lender may require us to post additional collateral to support the borrowing. If we cannot post the additional collateral, we may have to liquidate assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings, liquidity and therefore cash available for dividends.

A decline in operating cash flow would impair our ability to maximize our dividend payout.

As a REIT, we generally must distribute annually at least 90% of our REIT taxable income to our stockholders. Our ability to make and sustain cash distributions is based on many factors, some of which are beyond our control. Our ability to achieve attractive risk-adjusted returns depends on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation. We may be unable to do either, and we may not generate sufficient revenue from operations to pay our operating expenses or make or sustain dividends to stockholders.

Rapid changes in the values of our MBS and other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

If the market value or income potential of our MBS and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish, and may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act requirements.

We may enter into warehouse agreements in connection with our planned investment in the equity securities of CDOs or DCM’s planned management of a CDO, and if the CDO investment is not consummated, the warehoused collateral will be sold and we may be required to bear any loss resulting from such sale.

In connection with our investment in CDOs or DCM’s planned management of a CDO, we may enter into warehouse agreements with warehouse providers such as investment banks or other financial institutions, pursuant to which the warehouse provider will initially finance the purchase of the collateral that will be ultimately transferred to the CDO. DCM will typically select the collateral. If the CDO transaction is not consummated, the warehouse provider will liquidate the warehoused collateral and we may be required to pay any amount by which the purchase price of the collateral exceeds its sale price and may be liable for certain of the expenses associated with the warehouse or planned CDO, subject to any negotiated caps on our exposure. In addition, regardless of whether the CDO transaction is consummated, if any of the warehoused collateral is sold before the consummation, we may have to bear any resulting loss on the sale. The amount at risk in connection with the warehouse agreements supporting our investments in CDOs will vary and may not be limited to the amount that we have agreed to invest in the equity securities of the CDO. Although we would expect to complete the CDO transaction within about six to nine months after the warehouse agreement is signed, we cannot assure you that we would in fact be able to complete the transaction within the expected time period or at all.

We and DCM are the subject of information requests by the SEC in an investigation that could result in SEC proceedings against us or DCM.

We and DCM have been directed to provide certain documents and other information to the SEC in connection with its investigation into certain practices associated with the offer, purchase or sale of Collateralized Mortgage Obligations and Real Estate Mortgage Investment Conduits and the creation of re-REMICS. The information relates to certain mortgage securities transactions effected by DCM for us in 2005 and 2006. DCM was first directed to provide information about the transactions pursuant to the SEC’s request letter to DCM of February 2007, at a time when the SEC’s investigation was informal. Following DCM’s production of information in response to that letter, DCM received a second letter from the SEC, in June 2007, directing DCM to provide additional information about the transactions. DCM responded to that request. In December 2007, DFR received a subpoena from the SEC, in connection with the SEC’s formal investigation into the above practices, directing DFR to provide certain documents relating to the transactions. DFR is in the process of producing those documents. It is possible that we or DCM are or may become targets of the investigation or the subjects of an SEC enforcement or other proceeding relating to the transactions. In that event, we or DCM could be subject to significant monetary fines or other damages or penalties, and DCM could incur reputational damage as an investment manager, which could reduce its ability to retain existing clients or investors or obtain new clients or investors. In addition, the continuation of the investigation could reduce the amount of time and attention that management can provide to our business and generate legal costs.

Our business could be impaired if we are unable to attract and retain qualified personnel.

As a self-managed company, we depend on the diligence, experience, skill and network of business contacts of our executive officers and employees for the evaluation, negotiation, structuring and monitoring of our investments. Our business depends on the expertise of our personnel and their ability to work together as an effective team. Our success depends substantially on our ability to attract and retain qualified personnel. In particular, we anticipate that it will be necessary for us to add investment professionals as we further diversify our investment products and strategies. Competition for employees with the necessary qualifications is intense and we may not be successful in our efforts to recruit and retain the required personnel.

We cannot assure you that we will be able to recruit and retain the personnel we need. We have not had employees in the past and may not be successful in retaining our current employees. The inability to retain and recruit qualified personnel could affect our ability to provide an acceptable level of service to our clients and funds and our ability to attract new clients, including investors in our funds, which could have a material and adverse effect on our business.

Failure to procure adequate capital and funding would hurt our results and reduce the price of our stock and our ability to pay dividends.

We depend upon the availability of adequate funding and capital for our operations. As a REIT, we generally must distribute annually at least 90% of our REIT taxable income to our stockholders, and therefore cannot retain significant amounts of our earnings for new investments. However, our taxable REIT subsidiaries, or TRSs, such as Deerfield TRS Holdings, Inc., are able to retain their earnings for investment in new capital, subject to the REIT requirements which limit the relative value of TRS stock and securities owned by a REIT. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income would impair our liquidity and our ability to pay dividends. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, if we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to make distributions.

We may in the future issue shares of additional capital stock, to raise proceeds for a wide variety of purposes, which could dilute and therefore reduce the value of our existing outstanding capital stock.

We may issue shares of our capital stock, either in public offerings, private transactions or both, to raise additional capital. Such issuances could substantially dilute the stock of our existing stockholders without corresponding increase in value. We may raise capital for a wide variety of purposes, such as buying real estate assets to help our continued qualification as a REIT, implementing our business plan and repayment of indebtedness. Our management will have broad discretion over how we use the proceeds of any capital raise. We may not be able to raise capital at the time or times that we wish, in the amounts we wish, or on the terms or at the prices we consider favorable to us and our stockholders. As further described in these risk factors, we may not issue preferred stock that is senior to, or on par with, the Series A Preferred Stock with respect to dividends or liquidation rights without the consent of the holders of 80% of the shares of the Series A Preferred Stock. We may use the proceeds of any future offering in ways in which you disagree and that yield less than our expected return, or no return at all, which could result in substantial losses to us.

Future classes of capital stock may impose, and our currently outstanding Series A Preferred Stock and trust preferred securities do impose, significant covenants and obligations on us and our operations. Failure to abide by such covenants or satisfy such obligations could trigger certain rights for the holders of such securities, which could have a material and adverse effect on us and impair our operating results.

Loss of our 1940 Act exemption would adversely affect us and reduce the market price of our shares and our ability to pay dividends.

In order to be exempt from regulation under the 1940 Act, we must meet certain exclusions from the definition of an investment company. Because we conduct our business through wholly-owned subsidiaries, we also must ensure that each subsidiary so qualifies.

To ensure that our main subsidiary, Deerfield Capital LLC, is not regulated under the 1940 Act, we must ensure that at least 55% of its assets consist of qualifying real estate assets and at least 80% of its assets consist of real estate-related assets (including qualifying real estate assets). And, we generally must ensure that each of our other subsidiaries meets this 55%/80% test or another 1940 Act test — namely, that the subsidiary does not publicly offer its securities and that each owner of the subsidiary is a qualified purchaser. Finally, to ensure that Deerfield Capital Corp. itself qualifies for an exclusion from regulation under the 1940 Act, we must ensure that no more than 40% of its assets, on an unconsolidated basis, excluding government securities and cash, are investment securities as defined in the 1940 Act.

If we fail to satisfy the requirements in the 1940 Act to preserve our exemptions from regulation under the 1940 Act, we could be required to materially restructure our activities and to register as an investment company under the 1940 Act, which could impair our operating results.

Failure to develop effective business continuity plans could disrupt our operations and cause financial losses.

We operate in an industry that is highly dependent on information systems and technology. We depend to a substantial degree on the availability of our office facilities and the proper functioning of our computer and telecommunications systems. Although we have established a significant disaster recovery program, a disaster, such as water damage to our office, an explosion or a prolonged loss of electrical power, could materially interrupt our business operations and cause material financial loss, regulatory actions, reputational harm or legal liability, which, in turn, could depress our stock price. Additionally, we cannot assure you that our information systems and technology will continue to be able to accommodate our growth, or that the cost of maintaining those services and technology will not materially increase from its current level. Such a failure to accommodate growth, or an increase in costs related to these information systems, could have a material and adverse effect on us.

We could incur losses due to trading errors.

DCM could make errors in placing transaction orders for client accounts, such as purchasing a security for an account whose investment guidelines prohibit the account from holding the security, purchasing an unintended amount of the security, or placing a buy order when DCM intended to place a sell order, or vice-versa. If the transaction resulted in a loss for the account, DCM might be required to reimburse the account for the loss. Such reimbursements could be substantial. These errors could affect trades on behalf of DFR which could exacerbate the adverse financial impact on us.

Terrorist attacks and other acts of violence or war may affect the market for our stock, the industry in which we conduct our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We have no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our ABS securities or the securities markets in general. These attacks could also severely harm our asset management operations. Losses resulting from these types of events are generally uninsurable.

More generally, any of these events could reduce consumer confidence and spending or increase volatility in the United States and worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our ABS or the securities markets in general, which could reduce our operating results and revenues and increase the volatility of our holdings.

Risks Related to DFR’s Investment Portfolio

We may not realize gains or income from our investments.

We seek to generate both current income and capital appreciation, but our assets may not appreciate in value (and may decline) and the debt securities may default on interest or principal payments. Accordingly, we may not be able to realize gains or income from our investments, and the gains that we do realize may not be enough to offset our losses. The income that we realize may not be sufficient to offset our expenses.

We have incurred substantial impairments of our assets and may incur significant impairments in the future.

Due to a variety of factors, including current adverse market conditions affecting the market for RMBS, we have incurred substantial impairments of our assets. These impairments have resulted in significant losses. Our assets, including our RMBS, may suffer additional impairments in the future causing us to recognize significant losses. Investors and lenders alike could lose confidence in the quality and value of our assets. These impairments, or the perception that these impairments may occur, can depress our stock price, harm our liquidity and materially adversely impact our results of operations. We may be forced to sell substantial assets at a time when the market is depressed in order to support or enhance our liquidity. Despite our need to sell substantial assets, we may be unable to make such sales on favorable terms or at all, further materially damaging our liquidity and operations. If we are unable to maintain adequate liquidity as a result of these impairments or otherwise, you could lose some or all of your investment.

Our investment portfolio is heavily concentrated in adjustable-rate residential mortgage-backed securities, or RMBS, and we might not be able to achieve or sustain a more diversified portfolio.

As of September 30, 2007, 88.2% of our investment portfolio consisted of RMBS of which 78.4% are adjustable rate. One of our key strategic objectives is to achieve a more diversified portfolio of investments that delivers attractive risk-adjusted returns. We might not succeed in this respect, and even if we do, approximately 80% of our fully leveraged assets will likely be adjustable-rate RMBS. If we cannot achieve a more diversified portfolio, we will be particularly exposed to the investment risks that relate to investments in adjustable-rate RMBS, and we may suffer losses if those investments decline in value.

Our real estate investments are subject to risks particular to real property.

We own assets secured by real estate and may own real estate directly. Real estate investments are subject to various risks, including:

•	declining real estate values, as is currently being experienced in many parts of the United States;

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions; and

•	the potential for uninsured or under-insured property losses.

The occurrence of these or similar events may reduce our return from an affected property or investment and impair our ability to make distributions to stockholders.

The mortgage loans underlying our MBS are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property. They are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property depends on the income or assets of the borrower. Many factors may impair borrowers’ abilities and willingness to repay their loans, including economic recession, job loss and declining real estate values.

Commercial mortgage loans are secured by multi-family or commercial property. They are subject to risks of delinquency and foreclosure, and risks of loss that can be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Such income can be affected by many factors.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. This could impair our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the loan will be deemed secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court). The lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be expensive and lengthy. This could impair our anticipated return on the foreclosed mortgage loan. RMBS represent interests in or are secured by pools of residential mortgage loans and CMBS represent interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the MBS we invest in are subject to all of the risks of the underlying mortgage loans.

Our alternative investment portfolio includes debt of middle market companies.

Investment in middle market companies involves a number of significant risks, including:

•	these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•	they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us; and

•	they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, directors and our investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies.

In addition, middle market companies may incur debt that ranks equally with, or senior to, our investments in such companies. Our investments in middle market companies consist primarily of mezzanine and senior debt securities. Middle market companies usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders thereof are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a middle market company, holders of debt instruments ranking senior to our investment in that company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such senior creditors, the company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant company. In addition, we may not be in a position to control any middle market company by investing in its debt securities. As a result, we are subject to the risk that the company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

We may invest in the equity and mezzanine securities of CDOs, and such investments involve various risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

Our assets include the equity and/or mezzanine securities of two CDOs (Market Square CLO Ltd. and DFR Middle Market CLO Ltd.), as well as DCM’s investments in the equity securities of certain of the CDOs that it manages, and we may buy equity securities of other CDOs. A CDO is a special purpose vehicle that purchases collateral (such as loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults on the underlying collateral in excess of certain amounts or if the recoveries on such defaulted collateral are less than certain amounts. In that event, the value of our investment in the CDO’s equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, their value will generally fluctuate more than the values of the underlying collateral.

We will lose money on our repurchase transactions if the counterparty to the transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement.

We obtain a significant portion of our funding through repurchase facilities. When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty is obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we receive from the counterparty when we initially sell the securities is less than the value of those securities (by the margin), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to such margin (assuming no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our dividend.

Certain of our repurchase agreements include negative covenants that if breached, may cause our repurchase transactions to be terminated early, in which event our counterparty could terminate all repurchase transactions existing with us and make any amount due by us to the counterparty payable immediately. If we have to terminate outstanding repurchase transactions and are unable to negotiate new and acceptable funding terms, our liquidity will be impaired. This may reduce the amount of capital available for investing or reduce our ability to distribute dividends. In addition, we may have to liquidate assets at a time when we might not otherwise choose to do so. There is no assurance we would be able to establish suitable replacement facilities.

Increases in interest rates could reduce the value of our investments, which could result in losses or reduced earnings and reduce the cash available dividends.

We invest indirectly in mortgage loans by purchasing MBS. Under a normal yield curve where long-term rates are higher than short-term rates, the market value of an investment in MBS will decline in value if long-term interest rates increase. Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of certain of the MBS we own, those guarantees do not protect us from declines in market value caused by changes in interest rates, which may ultimately reduce earnings or result in losses to us, which may reduce cash available for distribution to our stockholders.

A significant risk of our MBS investment is that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these MBS would decline and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into in order to finance the purchase of MBS.

We remain subject to losses on our mortgage portfolio despite our strategy of investing in highly-rated and agency-issued MBS.

A significant portion of our assets is invested in MBS that are either agency issued or rated investment grade by at least one rating agency. While highly-rated MBS are generally subject to a lower risk of default than lower credit quality MBS, and may benefit from third-party credit enhancements such as insurance or corporate guarantees, such MBS could be subject to credit losses. Furthermore, ratings may change over time as a result of a number of factors, including greater than expected delinquencies, defaults or credit losses, or a deterioration in the financial strength of corporate guarantors, any of which may reduce the market value of such securities. Furthermore, ratings do not take into account the reasonableness of the issue price, interest rate risk, prepayment risk, extension risk or other risks associated with such MBS. As a result, while we attempt to mitigate our exposure to credit risk in our mortgage portfolio on a relative basis by focusing on highly-rated MBS, we cannot completely eliminate credit risk in these instruments.

Some of our investments are recorded at values based on estimates of fair value made by management, and there is thus uncertainty as to the value of these investments.

Some of our investments are securities that are not publicly traded. The fair value of such investments is not readily determinable. Depending on the accounting classification, these investments can be carried at fair value, lower of cost or market, or amortized cost with a loan loss reserve. Each of these carrying values is based on an estimate of fair value. Management reports estimated fair value of these investments quarterly. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our stock price could fall if our carrying values based on determinations of fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

The lack of liquidity in our investments may impair our results.

We invest in securities that are not publicly traded. Some of these securities may be subject to legal and other restrictions on resale or may be less liquid than publicly traded securities for other reasons. This may make it difficult for us to liquidate such investments if the need arises. In addition, if we must liquidate all or a portion of our investments quickly, we may realize significantly less than the value at which we have previously recorded the investments. We may face other restrictions on our ability to liquidate an investment in a business entity if we have material non-public information regarding the issuer.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to losses on those investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in lenders not extending credit to us, all of which could impair our operating results. Real estate values have been declining in many areas throughout the United States and such decline could spread further and accelerate, resulting in substantial losses.

Our interest rate hedging transactions may not completely insulate us from interest rate risk.

We typically engage in certain hedging transactions to seek to limit our exposure to changes in interest rates, but this may expose us to separate risks associated with such hedging transactions. We use instruments such as forward contracts and interest rate swaps, caps, collars and floors to seek to hedge against mismatches between the cash flows on our assets and the interest payments on our liabilities or fluctuations in the relative values of our portfolio positions, in each case resulting from changes in interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of these positions or prevent losses if the values decline. Such hedging transactions may also limit the opportunity for gain if the positions increase. Moreover, it may not be possible to hedge against an interest rate fluctuation that is widely anticipated.

We may enter into hedging transactions to seek to reduce interest rate risks. However, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any hedging. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. This may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus our hedging costs when interest rates are volatile or rising.

Hedging instruments involve the risk that they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions with regard to such transactions. The enforceability of agreements underlying derivative transactions may depend on compliance with various legal requirements and, depending on the identity of the counterparty, non-U.S. legal requirements. The business failure of a hedging counterparty of ours will most likely result in a default, which may result in the loss of unrealized profits and force us to cover our resale commitments at the then current market price. Although we will generally seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. A liquid secondary market might not always exist for our hedging instruments, and we may have to hold a position until exercise or expiration, which could result in losses.

Changes in prepayment rates could reduce the value of our MBS, which could reduce our earnings and the cash available for dividends.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates fall. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates rise. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher rates. This volatility in prepayment rates may impair our ability to maintain targeted amounts of leverage on our mortgage-backed securities portfolio and result in reduced earnings or losses and reduce the cash available for distribution to our stockholders.

The Fannie Mae guarantees of principal and interest related to certain of our MBS do not protect us against prepayment risks.

Our derivative contracts could expose us to unexpected economic losses.

Our investment strategy involves entering into derivative contracts that could require us to fund cash payments in the future under certain circumstances, e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities that we owe it under the derivative contract. The amount due would be the unrealized loss of the open positions with the counterparty and could also include fees and charges. These economic losses will be reflected in our financial results, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time. The need to fund these obligations could hurt our financial condition.

We may not be able to enter into new total return swaps or renew our existing total return swaps, which could impair our leveraging strategy for our alternative investment portfolio.

We may wish to leverage certain of our investments through total return swaps, which will require either entering into new swap agreements or renewing our existing swap agreements as they mature. However, there are a limited number of providers of these swaps, and we might not be able to find a provider willing to enter into a swap with us, or our existing providers may not wish to renew the swaps that we have on favorable terms or at all. Our ability to use swaps, other than through a TRS, may also be limited by the REIT qualification requirements as swaps are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.

Our dependence on the management of other entities may adversely affect our business.

We do not control the management, investment decisions or operations of the enterprises in which we have invested. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We typically have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Our due diligence may not reveal all of an issuer’s liabilities and may not reveal other weaknesses in its business.

Before investing in a company, we assess the strength and skills of its management and other factors that we believe are material to the performance of the investment. In this process, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to new companies because there may be little or no information publicly available about them. Our due diligence processes might not uncover all relevant facts, thus resulting in investment losses.

Risks Related to the Merger

We may not have uncovered all risks associated with acquiring Deerfield and significant liabilities may arise after completion of the Merger.

There may be risks that we failed or were unable to discover in the course of performing our due diligence in connection with the completion of the Merger. All of Deerfield’s liabilities will remain intact after the Merger, whether pre-existing or contingent, as a matter of law. While we tried to minimize this risk by conducting due diligence, there could be numerous liabilities that we failed to identify. Any significant liability that may arise or be discovered after the closing may harm our business, financial condition, results of operations and prospects. Further, any rights to indemnification we have are limited in amount and by time.

The Merger may subject our performance to significant risks that are associated with DCM’s business to which we have not historically been subject.

Historically we have been a financial company that invests primarily in mortgage-backed securities and other real estate investments, as well as corporate investments. We generate risk-adjusted spread-based income from our investment portfolio. DCM is a Chicago based, SEC-registered asset manager. DCM generates fee-based revenue from the management of these client funds. Accordingly, while the completion of the Merger significantly diversified our business, it may have also subjected us to significant new risks and uncertainties associated with DCM’s business to which we have not historically been subject.

DCM’s business may be harmed by it becoming our subsidiary.

DCM’s status as our subsidiary may make it difficult for DCM to retain existing clients, including the underlying investors in the investment funds DCM manages, and to attract new clients. Such clients may determine that DCM has an incentive to favor its management of our investing over DCM’s investing for those clients, particularly if the client account is likely to compete with us, for example with regard to the allocation of scarce investment opportunities. While we cannot predict the effect on DCM’s business that will result from DCM becoming our wholly-owned subsidiary, the completion of the Merger could have an adverse effect on DCM’s existing and future client relationships and its business and revenues.

Our ownership of Deerfield might jeopardize our 1940 Act exemption or limit our ability to conduct our investment strategy and thus reduce our earnings and ability to pay dividends.

In order to be exempt from regulation under the 1940 Act, we — and each of our subsidiaries — must qualify for one of the exemptions from investment company status in the 1940 Act. Our ownership of Deerfield will be held through our subsidiary Deerfield Capital LLC, or DC LLC, which relies on an exemption from investment company status that generally requires it to maintain at least 55% of its assets in specified real estate assets and at least 80% of its assets in real estate and real-estate related securities. DC

LLC’s ownership interest in Deerfield will not constitute such a security, and thus may make it more difficult for DC LLC to comply with the 80% asset test. As a result, we will need to monitor carefully DC LLC’s compliance with the 80% asset test, and the Merger may make it difficult for DC LLC to acquire other assets that do not qualify for the 80% test, which might generate higher returns than Deerfield. If DC LLC fails to meet the 80% asset test, we could be required to materially restructure our activities and to register as an investment company under the 1940 Act, which could impair our operating results.

Our status as a proprietary account of DCM might restrict DCM’s management of our investing.

For regulatory purposes, we are likely to be considered a “proprietary” account of DCM. This may restrict DCM’s management of our account, for example with regard to “crossing” transactions between our account and the account of a non-proprietary DCM client. DCM may not be successful in managing these restrictions after the completion of the Merger.

We may not be able to realize the projected economic benefits of the Merger.

We may have incorrectly evaluated the financial and other benefits of the Merger or misjudged the timeframe in which we would be able to realize such benefits following the Merger. Despite our belief, the acquisition may not enhance our long-term growth opportunities. The Merger may not provide us the opportunity to deploy a portion of our capital to higher growth, higher fee product opportunities that we believe are available in DCM’s platform. DCM’s investment platforms may not be scalable as we expect. Further, we may not realize any benefit from our perception that the internalization of our manager better aligns the interests of management with that of our stockholders. These benefits and others may not be realized as a result of the Merger.

We have always been externally managed and we may not be able to successfully transition to an internally managed company.

We have always been externally managed and did not employ our own management personnel until the Merger. If we do not successfully transition to an internally managed company and otherwise successfully integrate Deerfield’s operations, our operations and financial performance could be significantly damaged. In addition, there may be significant costs incurred in connection with such integration and it may divert management’s attention from other important matters.

We incurred additional indebtedness in order to consummate the Merger and our high leverage could adversely affect our financial health.

As of September 30, 2007, our total long-term outstanding debt on a consolidated basis was approximately $995.1 million. In order to complete the Merger, we incurred an additional $74 million of indebtedness, and we also assumed debt of Deerfield outstanding as of September 30, 2007 in the amount of $4.4 million, $2.0 million of which was repaid in December 2007. Our indebtedness could adversely affect our financial health and business and future operations by, among other things:

•	making it more difficult for us to satisfy our obligations, including with respect to our indebtedness;

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain any additional financing we may need to operate, develop and expand our business;

•	requiring us to dedicate a substantial portion of any cash flows to service our debt, which reduces our funds available for operations and future business opportunities;

•	potentially making us more highly leveraged than our competitors, which could potentially decrease our ability to compete in our industry;

•	increasing our exposure to risks of interest rate fluctuations as most of our borrowings are at variable rates of interest; and

•	limiting our flexibility in planning for, or reacting to, changes in our business, and the industry in which we operate.

Our ability to make payments on our debt will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. If the cash flows from our operations are insufficient to service our debt obligations, we may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance our debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow us to service our debt obligations. Further, we may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. Our failure to generate sufficient funds to pay our debts or to successfully undertake any of these actions could, among other things, materially adversely affect the market value of our common stock and our ability to repay our obligations under our indebtedness.

Risks Related to the Business of Deerfield and DCM

The income from Deerfield and DCM will be subject to federal, state and local income tax, and our ownership of Deerfield and DCM may jeopardize our REIT qualification and may limit our ability to conduct our investment strategy.

Deerfield’s income consists solely of the income earned by DCM, which consists primarily of advisory fee income. That advisory fee income is not qualifying income for purposes of either the 75% or 95% gross income test applicable to REITs. A REIT, however, may own stock and securities in one or more TRSs that may earn income that would not be qualifying income if earned directly by the parent REIT. Consequently, following the Merger, we will hold our ownership interest in Deerfield and DCM through two domestic TRSs, the Deerfield TRSs. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS pays federal, state and local income tax at regular corporate rates on any income it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Because we will hold our ownership interest in Deerfield and DCM through the Deerfield TRSs, the income earned by Deerfield and DCM will be fully subject to federal, state and local income tax. Moreover, the value of our investment in the stock and securities of our TRSs may not, in the aggregate, exceed 20% of the value of our total assets. In addition, our income from our TRSs, combined with our other nonqualifying income for purposes of the 75% gross income test, may not exceed 25% of our gross income on an annual basis. Accordingly, our ownership of Deerfield and DCM may limit our ability to invest in other TRSs and other assets that produce nonqualifying income, even though such investments would otherwise have been in accordance with our investment strategy.

DCM’s revenues fluctuate based on the amount and/or value of client assets, which could decrease for various reasons including investment losses, withdrawal of capital, or both.

DCM’s success depends on its ability to earn investment advisory fees from the client accounts it manages. Such fees generally consist of payments based on the amount of assets in the account (management fees) and on the profits earned by the account or the returns to certain investors in the accounts (performance fees). If there is a reduction in an account’s assets, there will be a corresponding reduction in DCM’s management fees from the account and a likely reduction in DCM’s performance fees (if any) relating to the account, since the smaller the account’s asset base, the smaller the potential profits earned by the account. There could be a reduction in an account’s assets as the result of investment losses in the account, the withdrawal by investors of their capital in the account, or both.

Investors in the accounts managed by DCM have various types of withdrawal rights, ranging from the right of investors in separate accounts to withdraw any or all of their capital on a daily basis, the right of investors in hedge funds to withdraw their capital on a monthly or quarterly basis, and the right of investors in CDOs to terminate the CDO or DCM as the CDO’s manager in specified situations. Investors in hedge funds and managed accounts might withdraw capital for many reasons, including their dissatisfaction with the account’s performance, adverse publicity regarding DCM, DCM’s loss of key personnel, errors in reporting to investors account values or account performance, other matters resulting from problems in DCM’s systems technology, investors’ desire to invest their capital elsewhere, and their need (in the case of investors that are themselves investment funds) for the capital to fund withdrawals by their investors. DCM could experience a major loss of account assets, and thus advisory fee revenue, at any time.

DCM’s performance fees may increase earnings volatility, which could depress our stock price.

A portion of DCM’s revenues is derived from performance fees on the various accounts that DCM manages. Performance fees are based on the profits DCM generates for client accounts or the returns to certain investors. With respect to DCM’s hedge funds, DCM is entitled to a performance fee to the extent that the current period profits exceed the cumulative prior periods’ losses. With respect to DCM’s CDOs, DCM is entitled to performance fees only if the returns on the related portfolios exceed agreed-upon periodic or cumulative return targets. Performance fees will vary from period to period in relation to volatility in investment returns, causing DCM’s earnings to be more volatile than if it did not manage assets on a performance fee basis. Also, alternative asset managers typically derive a greater portion of their revenues from performance fees than traditional asset managers, thus increasing the potential volatility in DCM’s earnings. The volatility in DCM’s earnings may depress our stock price.

Poor investment performance could lead to a loss of clients and a decline in DCM’s revenues.

Investment performance is a key factor for the retention of client assets, the growth of DCM’s assets under management and the generation of management fee revenue. Poor investment performance, including downgrades of ratings assigned to DCM or the portfolios it manages, could impair DCM’s revenues and growth because:

•	existing clients might withdraw funds in favor of better performing products, which would result in lower investment management fees for DCM;

•	DCM’s subordinate management fees for a CDO may be deferred or never received;

•	DCM’s ability to attract funds from existing and new clients might diminish; and

•	DCM might earn minimal or no performance fees.

The failure of DCM’s investment products to perform well both on an absolute basis and in relation to competing products, therefore, could have a material adverse effect on DCM’s business.

DCM derives much of its revenues from contracts that may be terminated on short notice.

DCM derives a substantial portion of its revenues from investment management agreements with accounts that generally have the right to remove DCM as the investment advisor of the account and replace it with a substitute investment advisor under certain conditions. Some of these investment management agreements may be terminated for various reasons, including failure to follow the account’s investment guidelines, fraud, breach of fiduciary duty and gross negligence, or, alternatively, may not be renewed.

With respect to DCM’s agreements with some of the CDOs it manages, DCM can be removed without cause by investors that hold a specified amount of the securities issued by the CDO. All of DCM’s agreements with CDOs allow investors that hold a specified amount of securities issued by the CDO to remove DCM for “cause,” which typically includes DCM’s violation of the management agreement or the CDO’s indenture, DCM’s breach of its representations and warranties under the agreement, DCM’s bankruptcy or insolvency, DCM’s fraud or a criminal offense by DCM or its employees, and the failure of certain of the CDO’s performance tests. These “cause” provisions may be triggered from time to time with respect to our CDOs, and as a result DCM could be removed as the investment manager of such CDOs.

DCM’s investment advisory agreements with separate accounts are typically terminable by the client without penalty on 30 days’ notice or less.

The loss of key portfolio managers and other personnel could harm DCM’s business.

DCM generally assigns the management of its investment products to specific teams, consisting of DCM portfolio management and other personnel. The loss of a particular member or members of such a team — for example, because of resignation or retirement — could cause investors in the product to withdraw, to the extent they have withdrawal rights, all or a portion of their investment in the product, and adversely affect the marketing of the product to new investors and the product’s performance. In the case of certain CDOs, DCM can be removed as investment advisor upon its loss of specified key employees. In the case of certain other accounts, investors may have the right to redeem their investments upon DCM’s loss of specified key employees. In addition to the loss of specific portfolio management team members, the loss of one or more members of DCM’s senior management involved in supervising the portfolio teams could have similar adverse effects on DCM’s investment products.

DCM will lose management income if investors in its hedge funds redeem their investments.

Investors in DCM’s hedge funds may generally redeem their investments on a monthly or quarterly basis, subject to the applicable fund’s specific redemption provisions. DCM has experienced hedge fund redemptions in the past and may again in the future. In a declining market, the pace of redemptions and consequent reduction in DCM’s assets under management could accelerate. Investors may decide to move their capital away from DCM to other investments for any number of reasons in addition to poor investment performance. Factors which could result in investors leaving DCM’s funds include their dissatisfaction with the account’s performance, adverse publicity regarding DCM, changes in interest rates which make other investments more attractive, changes in investor perception regarding DCM’s focus or alignment of interest, unhappiness with changes in or broadening of a fund’s investment strategy, changes in DCM’s reputation, and departures or changes in responsibilities of key investment professionals, errors in reporting to investors account values or account performance, or other matters resulting from problems in DCM’s systems technology, investors’ desire to invest their capital elsewhere, and their need (in the case of investors that are themselves investment funds) for the capital to fund withdrawals by their investors. The decrease in revenues that would result from significant redemptions in DCM’s hedge funds could have a material adverse effect on our business, revenues, net income and cash flows.

DCM may need to offer new investment strategies and products in order to continue to generate revenue.

The segments of the asset management industry in which DCM operates are subject to rapid change. Investment strategies and products that had historically been attractive to investors may lose their appeal for various reasons. Thus, strategies and products that have generated fee revenue for DCM in the past may fail to do so in the future. In such case, DCM would have to develop new strategies and products in order to retain investors or replace withdrawing investors with new investors.

It could be both expensive and difficult for DCM to develop new strategies and products, and DCM may not be successful in this regard. In addition, alternative asset management products represent a substantially smaller segment of the overall asset management industry than traditional asset management products (such as many bond mutual funds). If DCM is unable to expand its offerings beyond alternative asset management products, this could inhibit its growth and harm its competitive position in the investment management industry.

Changes in the fixed income markets could adversely affect DCM.

DCM’s success depends largely on the attractiveness to institutional investors of investing in the fixed income markets, and changes in those markets could significantly reduce the appeal of DCM’s investment products to such investors. Such changes could include increased volatility in the prices of fixed income instruments, periods of illiquidity in the fixed income trading markets, changes in the taxation of fixed income instruments, significant changes in the “spreads” in the fixed income markets (the amount by which the yields on particular fixed income instruments exceed the yields on benchmark U.S. Treasury securities or other indexes), and the lack of arbitrage opportunities between U.S. Treasury securities and their related instruments (such as interest rate swap and futures contracts).

The fixed income markets can be highly volatile, and the prices of fixed income instruments may fluctuate for many reasons beyond DCM’s control or ability to anticipate, including economic and political events and terrorism. Any adverse changes in investor interest in the fixed income markets could reduce DCM’s assets under management and therefore our revenues, which could have a material adverse effect on our earnings and stock price.

Changes in CDO spreads could make it difficult for DCM to launch new CDOs.

It is important for DCM to be able to launch new CDO products from time to time, both to expand its CDO activities (which are a major part of DCM’s business) and to replace existing CDOs as they are terminated or mature. The ability to launch new CDOs is dependent, in part, on the amount by which the interest earned on the collateral held by the CDO exceeds the interest payable by the CDO on the debt obligations it issues to investors, as well as other factors. If these “spreads” are not wide enough, the proposed CDO will not be attractive to investors and thus cannot be launched. There may be sustained periods when such spreads will not be sufficient for DCM to launch new CDO products, which could materially impair DCM’s business.

DCM could lose management fee income from its CDOs because of payment defaults by issuers of collateral held by the CDOs or the triggering of certain structural protections built into CDOs.

Under the investment management agreements between DCM and the CDOs it manages, DCM’s management fee from the CDO is generally subject to a “waterfall” structure, under which DCM will not receive all or a portion of its fees if, among other things, the CDO does not have sufficient cash flows from its underlying collateral (such as bank loans or asset-backed securities) to pay the required interest on the notes it has issued to investors and certain expenses. This could occur if there are defaults by issuers of the collateral on their payments of principal or interest relating to the collateral. In that event, DCM’s management fees would be deferred until funds are available to pay the fees, if such funds become available, which could have a material and adverse effect on DCM’s earnings. In addition, many CDOs have structural provisions meant to protect investors from deterioration in the credit quality of the underlying collateral pool. If those provisions are triggered, then certain portions of DCM’s management fees may be deferred indefinitely, which could have a material and adverse effect on DCM’s earnings.

DCM faces risks from prolonged dislocations in the markets in which it participates.

Recently, as further described elsewhere in these risk factors, the credit markets have generally experienced a significant correction associated with the sub-prime and second lien mortgage issues which has stalled CDO origination. This disruption may continue well into 2008 and, potentially, for a significantly longer period of time. Additionally, the collateralized loan obligation market has also experienced a slow down significantly in response to spread widening and changing investor demand, which could materially and adversely impact the rate at which we are able to add assets under management in this sector. Prolonged dislocation of these markets could materially and adversely impact our results of operations or financial condition.

DCM may be unable to increase its assets under management in certain of its investment vehicles, or it may have to reduce such assets, because of capacity constraints.

Some of DCM’s investment vehicles are limited in the amount of client assets they can accommodate by the amount of liquidity in the instruments traded by the vehicles, the arbitrage opportunities available in those instruments, or other factors. DCM may thus manage investment vehicles that are relatively successful but that cannot accept additional capital because of such constraints. In addition, DCM might have to reduce the amount of assets managed in investment vehicles that face capacity constraints. Changes in the fixed income markets could materially reduce capacity, such as an increase in the number of asset managers using the same or similar strategies as DCM.

DCM depends on third-party distribution channels to market its CDOs and anticipates developing third-party distribution channels to market its hedge funds.

DCM’s CDO management services are marketed to institutions that organize and act as selling or placement agents for CDOs. The potential investor base for CDOs is limited, and DCM’s ability to access clients is highly dependent on access to these selling and placement agents. We cannot assure you that these channels will continue to be accessible to DCM. The inability to have such access could have a material and adverse effect on DCM’s earnings.

DCM’s hedge fund and separate account management services are marketed directly to existing and prospective investors. Although DCM has not historically relied on third party distributors as a source of new business for its hedge funds and separate managed accounts, DCM expects to develop third party relationships in the future as it expands into attractive markets, such as pension funds, where consultant relationships are critical. However, DCM may be unable to develop such third party relationships. DCM’s inability to develop such distributor relationships could have a material and adverse effect on the expansion of its hedge fund and separate managed accounts business.

The fixed income alternative asset management industry is highly competitive, and DCM may lose client assets due to competition from other asset managers that have greater resources than DCM or that are able to offer services and products at more competitive prices.

The alternative asset management industry is very competitive. Many firms offer similar and additional investment management products and services to the same types of clients that DCM targets. DCM currently focuses almost exclusively on fixed income securities and related financial instruments in managing client accounts. It has limited experience in equity securities. This is in contrast to numerous other asset managers with comparable assets under management, which have significant background and experience in both the equity and debt markets and thus are more diversified.

In addition, many of DCM’s competitors have or may in the future develop greater financial and other resources, more extensive distribution capabilities, more effective marketing strategies, more attractive investment vehicle structures and broader name recognition. DCM’s competitors may be able to use these resources and capabilities to place DCM at a competitive disadvantage in retaining assets under management and adding new assets. Also, DCM may be at a disadvantage in competing with other asset managers that are subject to less regulation and are thus less restricted in their client solicitation and portfolio management activities, and DCM may be competing for non-U.S. clients with asset managers that are based in the jurisdiction of the prospective client’s domicile.

Because barriers to entry into the alternative asset management business are relatively low, DCM may face increased competition from many new entrants into DCM’s relatively limited market of providing fixed income asset management services to institutional clients. Also, DCM is a relatively recent entrant into the REIT management business, and DCM competes in this area against numerous firms that are larger, more experienced or both.

Additionally, if other asset managers offer services and products at more competitive prices than DCM, DCM may not be able to maintain its current fee structure. Although DCM’s investment management fees vary somewhat from product to product, historically DCM has competed primarily on the performance of its products and not on the level of its investment management fees relative to those of its competitors. In recent years, however, despite the fact that alternative asset managers typically charge higher fees than traditional managers, particularly with respect to hedge funds and similar products, there has been a trend toward lower fees in the investment management industry generally.

In order to maintain its fee structure in a competitive environment, DCM must be able to continue to provide clients with investment returns and service that make investors willing to pay DCM’s fees. DCM might not succeed in providing investment returns and service that will allow it to maintain its current fee structure. Fee reductions on existing or future business could impair DCM’s profit margins and results of operations.

DCM’s failure to comply with guidelines set by its clients could result in damage awards against DCM and a loss of assets under management, either of which could cause our earnings to decline.

As an investment advisor, DCM has a fiduciary duty to its clients. When clients retain DCM to manage assets on its behalf, they may specify certain guidelines regarding investment allocation and strategy that DCM is required to observe in the management of its portfolios. DCM’s failure to comply with these guidelines could result in losses to a client or a fund that the client or investors in the fund, as the case may be, could seek to recover from DCM and could result in the client withdrawing its assets from DCM’s management, the fund terminating DCM’s management agreement or investors withdrawing their capital from the fund. Although DCM has installed procedures and utilize the services of experienced administrators, accountants and lawyers to assist it in adhering to these guidelines, and maintain limited insurance to protect itself in the case of client losses, we cannot assure you that such precautions or insurance will protect us from potential liabilities. The occurrence of any of these events could cause our earnings or stock price to decline.

DCM could lose client assets as the result of adverse publicity.

Asset managers such as DCM can be particularly vulnerable to losing clients because of adverse publicity. Asset managers are generally regarded as fiduciaries, and if they fail to adhere at all times to a high level of honesty, fair dealing and professionalism they can incur large and rapid losses of client assets. Accordingly, a relatively small perceived lapse in this regard, particularly if it resulted in a regulatory investigation or enforcement proceeding, could materially harm DCM’s business.

Changes in laws, regulations or government policies affecting DCM’s businesses could limit its revenues, increase its costs of doing business and materially and adversely affect its business.

DCM’s business is subject to extensive government regulation. This regulation is primarily at the federal level, through regulation by the SEC under the Investment Advisers Act of 1940, as amended, and regulation by the Commodity Futures Trading Commission, or CFTC, under the Commodity Exchange Act, as amended. DCM is also regulated by state regulators.

The Investment Advisers Act imposes numerous obligations on investment advisers including anti-fraud prohibitions, advertising and custody requirements, disclosure obligations, compliance program duties and trading restrictions. The CFTC regulates commodity futures and option markets and imposes numerous obligations on the industry. DCM is registered with the CFTC as both a commodity trading advisor and a commodity pool operator and certain of its employees are registered with the CFTC as “associated persons.” DCM is also a member of the National Futures Association, the self-regulatory organization for the U.S. commodity futures industry, and thus subject to its regulations.

If DCM fails to comply with applicable laws or regulations, DCM could be subject to fines, censure, suspensions of personnel or other sanctions, including revocation of its registration as an investment adviser, commodity trading advisor or commodity pool operator, any of which could cause our earnings or stock price to decline. The regulations to which DCM’s businesses are subject are designed to protect its clients, investors in its funds and other third parties and to ensure the integrity of the financial markets. These regulations are not designed to protect our stockholders. Changes in laws, regulations or government policies could limit DCM’s revenues, increase its costs of doing business and materially and adversely affect our business. Changes in laws, regulations or government policies could limit DCM’s revenues, increase its costs of doing business and materially harm its business.

DCM Europe, a subsidiary of Deerfield, is subject to extensive government regulation, primarily by the United Kingdom Financial Services Authority under the U.K. Financial Services and Markets Act of 2000.

The non-U.S. domiciled investment funds that DCM manages are regulated in the jurisdiction of their domicile. Changes in the laws or government policies of these foreign jurisdictions could limit DCM’s revenues from these funds, increase DCM’s costs of doing business in these jurisdictions and materially adversely affect DCM’s business. Furthermore, if we expand our business into additional foreign jurisdictions or establish additional offices or subsidiaries overseas, we could become subject to additional non-U.S. laws, regulations and government policies.

The level of investor participation in DCM’s products may also be affected by the regulatory and self-regulatory requirements and restrictions applicable to DCM’s products and investors, the financial reporting requirements imposed on DCM’s investors and financial intermediaries, and the tax treatment of DCM’s products. Adverse changes in any of these areas may result in a loss of existing investors or difficulties in attracting new investors.

Tax Risks

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes and to maintain our exemption from the 1940 Act, we must continually satisfy numerous income, asset and other tests, thus having to forgo investments we might otherwise make and hindering our investment performance.

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for dividends.

We operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes. However, the tax laws governing REITs are extremely complex, and interpretations of the tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet numerous income and other tests. While we operate in such a way so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would have to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. We would also no longer have to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT is excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on any amount by which our distributions in any calendar year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.

Although we anticipate incurring a de minimis excise tax liability with respect to our 2007 taxable year, we intend in the future to continue to distribute our net taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible exise tax. However, there is no requirement that domestic TRSs distribute their after-tax net income to their parent REIT or their stockholders, and any of our TRSs may determine not to make any distributions to us.

Our taxable income may substantially exceed our net income as based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded to the extent they exceed 5% of our REIT taxable income in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations.

The maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates were reduced in recent years to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. Individuals for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT qualification, our charter and certain board resolutions generally prohibit any person from directly or indirectly owning more than 7.7% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, other than Robert C. Dart, Kenneth B. Dart and certain entities controlled by Robert C. Dart and Kenneth B. Dart, which are not permitted to own more than 18.5% in value or in number of shares, whichever is more restrictive, of our common stock. Additionally, in connection with the Merger, we granted limited exemptions to (i) Gregory H. Sachs and (ii) Triarc and Triarc Deerfield Holdings, LLC (a majority-owned subsidiary of Triarc) and certain of their affiliates, including Nelson Peltz and Peter W. May, from the ownership limit with respect to our Series A preferred stock and to Triarc and Triarc Deerfield Holdings, LLC with respect to our common stock.

These ownership limitations could discourage a takeover or other transaction in which holders of our common stock and Series A Preferred Stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our TRSs is limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Deerfield TRS Holdings, Inc. and the Deerfield TRSs, as domestic TRSs, will pay federal, state and local income tax on their taxable income, and their after-tax net income is available for distribution to us but is not required to be distributed to us. The aggregate value of the TRS stock and securities owned by us will be less than 20% of the value of our total assets (including the TRS stock and securities). Furthermore, we monitor the value of our investments in TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. There can be no complete assurance, however, that we will be able to comply with the 20% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Our foreign TRSs could be subject to federal income tax at the entity level, which would greatly reduce the amounts those entities would have available to distribute to us.

Market Square CLO Ltd. and DFR Middle Market CLO Ltd., which are Cayman Islands exempted limited liability companies and are the issuers of two separate CLO transactions in which we have invested, and Deerfield TRS (Bahamas) Ltd., which is a Bahamas international business corporation and was formed to allow us to make alternative investments through an offshore entity, have elected to be TRSs. We may elect in the future to treat other foreign entities, including CDO issuers, as TRSs. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We intend that our foreign TRSs will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the IRS successfully challenged that tax treatment, that could greatly reduce the amount that our foreign TRSs would have available to pay to their creditors and to distribute to us.

We may lose our REIT status if the IRS successfully challenges our characterization of our income from our foreign TRSs.

We intend to treat dividends received with respect to our equity investments in our foreign TRSs, such as Market Square CLO Ltd., DFR Middle Market CLO Ltd. and Deerfield TRS (Bahamas) Ltd. as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Because there is no clear precedent with respect to the qualification of such income for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If this income was determined not to qualify for the 95% gross income test, we could be subject to a penalty tax with respect to the income to the extent it and our other nonqualifying income exceeds 5% of our gross income, or we could fail to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code of 1986, as amended, or the Code, substantially limit our ability to hedge MBS and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

The tax on prohibited transactions will limit our investment transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were able to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in CDO transactions through our TRSs, subject to certain limitations as described above. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities may be subject to full corporate income tax.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock or Series A Preferred Stock.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

If we make distributions in excess of our current and accumulated earnings and profits, those distributions will be treated as a return of capital, which will reduce the adjusted basis of your stock, and to the extent such distributions exceed your adjusted basis, you may recognize a capital gain.

Unless you are a tax-exempt entity, distributions that we make to you generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. If the amount we distribute to you exceeds your allocable share of our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock. This will reduce your basis in your stock but will not be subject to tax. If the amount we distribute to you exceeds both your allocable share of our current and accumulated earnings and profits and your adjusted basis, this amount will be treated as a gain from the sale or exchange of a capital asset.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

We have not and currently do not intend to enter into any transactions that could result in our, or a portion of our assets, being treated as a taxable mortgage pool for federal income tax purposes. However, we might enter into transactions that will have that effect. If we enter into such a transaction at the REIT level, although the law on the matter is unclear, the Internal Revenue Service has taken the position that we would be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool, referred to as “excess inclusion income,” that is allocable to the percentage of our stock held in record name by disqualified organizations. These are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income (including certain state pension plans and charitable remainder trusts). They are permitted to own our stock. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. A regulated investment company or other pass-through entity owning our stock may also be subject to tax at the highest corporate rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Nominees who hold our stock on behalf of disqualified organizations also potentially may be subject to this tax.

If we were to realize excess inclusion income, recently issued guidance from the Internal Revenue Service indicates that the excess inclusion income would be allocated among our stockholders in proportion to our dividends paid. Excess inclusion income cannot be offset by losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.

Risks Related to the Series A Preferred Stock

An active trading market for the Series A Preferred Stock may not develop, and you may be unable to resell your shares of Series A Preferred Stock at or above the purchase price.

The shares of Series A Preferred Stock were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and are not tradable on the PORTAL Market of the Nasdaq Stock Market, Inc. or any other market. We have agreed to seek a listing for the Series A Preferred Stock on the NYSE on or before April 30, 2008, subject to satisfaction of applicable listing standards, if the shares of Series A Preferred Stock have not been converted into shares of our common stock by that date. These listing standards may not be satisfied, and there can be no assurance that the Series A Preferred Stock will be listed on the NYSE or any other exchange or that a market for the Series A Preferred Stock will develop. Furthermore, even if the Series A Preferred Stock is accepted for listing on the NYSE, an active trading market may not develop and the market price of the Series A Preferred Stock may be volatile. As a result, you may be unable to sell your shares of Series A Preferred Stock at a price equal to or greater than that which you paid, if at all.

Conversion of the Series A Preferred Stock will dilute the ownership interests of our existing common stockholders.

The conversion of the Series A Preferred Stock will dilute the ownership interests of our existing common stockholders. Any sales in the public market of the shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Series A Preferred Stock may encourage short selling by market participants because the conversion of the Series A Preferred Stock could depress the price of our common stock.

We may not be able to pay the redemption price of our Series A Preferred Stock upon the earlier of a change in control or December 20, 2014.

Upon the earlier to occur of (i) a change in control of our company or (ii) December 20, 2014, we have an obligation to redeem the Series A Preferred Stock at a redemption price equal to the greater of (i) approximately $150.0 million or (ii) the value of our common stock that the holders of Series A Preferred Stock would have received on the date of redemption as if the conversion occurred on that date, based on then current market prices. We may be unable to finance the redemption on favorable terms, or at all. Consequently, we may not have sufficient cash to purchase the shares of our Series A Preferred Stock upon the occurrence of such a mandatory redemption event. Further, the redemption obligation may limit or prevent our ability to undertake a change in control that would otherwise be in the best interests of our stockholders.

We may not issue preferred stock that is on par with, or senior to, the Series A Preferred Stock without the consent of the holders of 80% of the shares of Series A Preferred Stock, which limits the flexibility of our capital structure.

As long as the Series A Preferred Stock is outstanding, we may not issue preferred stock that is on par with, or senior to, the Series A Preferred Stock with respect to dividend or liquidation rights without the consent of the holders of 80% of the shares of Series A Preferred Stock. This limitation restricts the flexibility of our capital structure and may prevent us from issuing equity that would otherwise be in the best interests of our company and common stockholders.

The market price of common stock you receive upon conversion may be less than the effective price paid for the shares of Series A Preferred Stock.

The market value of shares of our common stock received by you on the conversion of your shares of our Series A Preferred Stock may be less than the effective price you paid for your shares of Series A Preferred Stock. If the market value of our common stock is less than the liquidation price of those shares at the time of conversion, the value of the shares of our common stock issued to you will be less than the redemption value of those shares. During the time when the Series A Preferred Stock is subject to conversion, we expect that the trading prices for the shares of our Series A Preferred Stock in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. The market price of our common stock has been volatile in the past and may be so in the future, which could adversely affect the value of the Series A Preferred Stock. Accordingly, you assume the risk that the market value of the common stock may be less than the value of the Series A Preferred Stock, may decline further, and that any such decline could be substantial.

The shares of our Series A Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our liabilities have been paid and the liquidation preference, if any, of any future senior preferred stock issued by us has been paid and only on a pari passu basis with any parity preferred stock we may issue hereafter. In addition, the Series A Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and any preferred stock of our subsidiaries held by third parties, and thus the rights of holders of our Series A Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will be subject to the prior claims of that subsidiary’s creditors and preferred equity holders. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on our Series A Preferred Stock then outstanding.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances or sales of substantial numbers of additional shares of our common or preferred stock, including in connection with future acquisitions, if any, or the perception that such issuances or sales could occur, may cause prevailing market prices for our common stock to decline, which may negatively impact your investment. In addition, our Board is authorized to issue additional series of shares of preferred stock without any action on the part of our common stockholders. Our Board also has the power, without common stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights and preferences over our common stock. For example, the Series A Preferred Stock obligates us to make (i) preferential dividends in the minimum amount of approximately $7.5 million per year, (ii) a minimum redemption payment of approximately $150.0 million upon the earlier of a change in control or December 20, 2014, and (iii) obtain the consent of 80% of the outstanding shares of Series A Preferred Stock prior to our issuance of capital stock on parity with, or senior to, the Series A Preferred Stock. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, adversely affecting the value of our Series A Preferred Stock. We are also authorized to issue, without common stockholder approval, but subject to approval by 80% of the votes entitled to be cast by holders of the outstanding Series A Preferred Stock, equity securities that rank on parity with, or senior to, the Series A Preferred Stock as to the payment of dividends and distributions of assets upon liquidation. Any future issuance of preferred stock on parity with or senior to the Series A Preferred Stock may adversely affect our ability to pay dividends on the shares of our Series A Preferred Stock.

You may not receive common stock upon the conversion of the Series A Preferred Stock to the extent the receipt of such common stock would cause a violation of our ownership limitations.

In order for us to qualify as a REIT for each taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. Individuals for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT qualification, our charter and certain board resolutions generally prohibit any person from directly or indirectly owning more than 7.7% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, other than Robert C. Dart, Kenneth B. Dart and certain entities controlled by Robert C. Dart and Kenneth B. Dart, which are not permitted to own more than 18.50% in value or in number of shares, whichever is more restrictive, of our common stock. Additionally, in connection with the Merger, we granted limited exemptions to (i) Gregory H. Sachs and (ii) Triarc and Triarc Deerfield Holdings, LLC (a majority-owned subsidiary of Triarc) and certain of their affiliates, including Nelson Peltz and Peter W. May, from the ownership limit with respect to our Series A Preferred Stock and to Triarc and Triarc Deerfield Holdings, LLC with respect to our common stock.

The Series A Preferred Stock and our common stock received upon conversion of the Series A Preferred Stock are subject to these ownership limitations. If the conversion of the Series A Preferred Stock would result in a holder (other than a holder with an exemption from the ownership limitation with respect to our common stock) owning, directly or indirectly, in excess of 7.7% in value or in number of shares, whichever is more restrictive, of our common stock, any common stock that would have been received upon conversion in excess of that threshold would automatically be transferred to a trust for the exclusive benefit of a charitable beneficiary (as defined in our charter) and the holder would lose his or her rights to such common stock.

Holders of shares of our Series A Preferred Stock have limited voting rights, and will have no rights as a common stockholder unless and until they acquire shares of our common stock upon conversion.

Unless and until you acquire shares of our common stock upon conversion, you will have no rights with respect to our common stock, including voting rights (except as required by applicable state law or our articles of amendment and restatement, as amended, including the articles supplementary relating to the Series A Preferred Stock). Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval that would not materially adversely affect the rights of our Series A Preferred Stock, and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock upon conversion.

The value of shares of our Series A Preferred Stock may be adversely affected by modifications to our capital structure for which the conversion rate will not be adjusted.

The number of shares of common stock that you are entitled to receive upon conversion is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. However, we may undergo an event which would not adjust the conversion rate. As a result, an event that adversely affects the value of the shares of our Series A Preferred Stock, but does not result in an adjustment to the conversion rate, could occur. Further, we are not restricted from issuing additional shares of our common stock or junior series of preferred stock while our Series A Preferred Stock is outstanding and have no obligation to consider your interests for any reason. If we issue additional shares of common stock or junior series of preferred stock, it may materially and adversely affect the price of our common stock and the trading price of the shares of our Series A Preferred Stock. For example, we could issue a junior series of preferred stock without the consent of the holders of the Series A

Preferred Stock that would ultimately be senior to the interests of the holders of the Series A Preferred Stock following the conversion of the Series A Preferred Stock into shares of common stock.

We may not be able to pay cash dividends on our Series A Preferred Stock.

In the event that any of our financing agreements in the future restrict our ability to pay cash dividends on shares of our Series A Preferred Stock, we will be unable to pay cash dividends on our Series A Preferred Stock unless we can refinance amounts outstanding under those agreements. Although the dividends on the Series A Preferred Stock would continue to accrue, we may pay dividends on shares of our Series A Preferred Stock only if we have legally available funds for such payment.

We may not be able to pay cash dividends on our Series A Preferred Stock.

In the event that any of our financing agreements in the future restrict our ability to pay cash dividends on shares of our Series A Preferred Stock, we will be unable to pay cash dividends on our Series A Preferred Stock unless we can refinance amounts outstanding under those agreements. Although the dividends on the Series A Preferred Stock would continue to accrue, we may pay dividends on shares of our Series A Preferred Stock only if we have legally available funds for such payment.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other distribution by the selling stockholders of the shares of our Series A Preferred Stock or common stock offered by this prospectus.

SELLING STOCKHOLDERS

The selling stockholders may, from time to time, offer, sell or otherwise distribute pursuant to this prospectus any or all of the shares of our Series A Preferred Stock and common stock being offered by them, including the shares of common stock which are issuable upon conversion of the Series A Preferred Stock. When we refer to the “selling stockholders” in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledges, donees, assignees, successors and others who receive shares after the date of this prospectus from those persons specifically identified in the table below as a gift, pledge, dividend, distribution or other non-sale related transfer.

The table below sets forth the name of each selling stockholder that may offer shares of our Series A Preferred Stock and common stock pursuant to this prospectus, from time to time, as of          , 2008. The information presented regarding the selling stockholders will be based upon representations made by the selling stockholders to us.

Because the selling stockholders may offer all, some or none of the shares of our Series A Preferred Stock and common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale or other distribution of any of these shares, no definitive estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. The following table will be prepared assuming that the selling stockholders sell or otherwise distribute all of the shares of our Series A Preferred Stock and common stock beneficially owned by them that are registered by us and that they do not acquire any additional shares of stock. If all of the shares of our capital stock are sold pursuant to this prospectus without conversion of the Series A Preferred Stock into shares of our common stock, then the selling stockholders will sell 14,999,992 shares of our Series A Preferred Stock and 329,692 shares of our common stock. If all of the shares of capital stock are sold pursuant to this prospectus following conversion of the Series A Preferred Stock into shares of our common stock, then the selling stockholders will sell 15,329,684 shares of our common stock.

We cannot advise you as to whether the selling stockholders will in fact sell or otherwise distribute any or all of their shares of our Series A Preferred Stock and common stock. In addition, the selling stockholders may have sold or otherwise distributed, transferred or otherwise disposed of, or may sell, distribute, transfer or otherwise dispose of, at any time and from time to time, the shares of our Series A Preferred Stock and common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Information concerning the selling stockholders may change from time to time, and any changed information that comes to our attention will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

			Securities Offered
	Ownership Before Offering		by this Prospectus		Ownership After Offering
	Series A		Series A		Series A	% of Series A		% of
	Preferred	Common	Preferred	Common	Preferred	Preferred	Common	Common
Name of Selling Stockholder	Stock	Stock(1)	Stock	Stock(1)	Stock	Stock(2)	Stock(1)	Stock(2)

Triarc Deerfield Holdings, LLC(3)	9,629,368	9,835,010	9,629,368	9,835,010	—	—	—	—
Gregory H. Sachs Revocable Trust Dated April 24, 1998(4)	3,131,201	3,398,439	3,131,201	3,198,070	—	—	200,369		*
Scott A. Roberts(5)	1,117,033	1,140,886	1,117,033	1,140,886	—	—	—	—
GHS 2006 SCM Trust(6)	783,224	799,950	783,224	799,950	—	—	—	—
Jonathan W. Trutter(7)	210,299	259,632	210,299	218,979	—	—	40,653		*
John K. Brinckerhoff TTEE John K. Brinckerhoff R/TR 3/20/01 and Laura R. Brinckerhoff TTEE Laura R. Brinckerhoff R/TR 3/20/01 TEN COM(8)	71,511	79,704	71,511	73,038	—	—	6,666		*
John K. Brinckerhoff(9)	19,390	23,899	19,390	21,899	—	—	2,000	—
Paula M. Horn	15,991	17,031	15,991	17,031	—	—	—	—
Luke D. Knecht(10)	6,459	14,961	6,459	7,295	—	—	7,666		*
Dale R. Burrow(11)	2,586	2,921	2,586	2,921	—	—	—	—
Robert A. Contreras(12)	2,586	2,921	2,586	2,921	—	—	—	—
Grigory Danilevsky	2,586	2,921	2,586	2,921	—	—	—	—
Danielle T. Valkner(13)	2,586	2,921	2,586	2,921	—	—	—	—
Frederick L. White(14)	2,586	2,921	2,586	2,921	—	—	—	—
Mark E. Wittnebel(15)	2,586	2,921	2,586	2,921	—	—	—	—

Total	14,999,992	15,587,038	14,999,992	15,329,684	—	—	257,354		*

*	Holdings represent less than 1% of shares outstanding after resale or other distribution.

(1)	Represents the aggregate holding of common stock assuming the conversion of the Series A Preferred Stock at a conversion rate of one share of common stock per share of Series A Preferred Stock.

(2)	Assumes that each named selling stockholder sells or otherwise distributes all of the shares of our Series A Preferred Stock and common stock it holds that is covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, of our Series A Preferred Stock and common stock subsequent to the date as of which we obtained information regarding its holdings.

(3)	The selling stockholder is a majority-owned subsidiary of Triarc Companies, Inc., or Triarc. Nelson Peltz and Peter W. May are the Chairman and Vice Chairman of the board of directors of Triarc, respectively, and are members of the capital and investment committee of the board of directors and significant stockholders of Triarc. Nelson Peltz was the Chairman of our board of directors from November 2004 to April 2007, a member of our board of directors and our investment committee from November 2004 to December 2007 and a member of the board of directors of Deerfield and DCM from July 2004 to December 2007. Peter W. May has been a member of our board of directors since December 2007, was a member of our investment committee from November 2004 to December 2007 and was a member of the board of directors of Deerfield and DCM from July 2004 to December 2007.

(4)	Gregory H. Sachs, trustee of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns. Mr. Sachs is a member of our board of directors and was a director and the chairman and chief executive officer of Deerfield and DCM until completion of the Merger. From August 2004 to June 2007, Mr. Sachs was a director of Triarc.

(5)	Mr. Roberts is the former president of Deerfield and DCM and was a director of Deerfield and DCM.

(6)	Gerald M. Sachs, trustee of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns.

(7)	Mr. Trutter is our chief executive officer and a member of our board of directors and a director of DCM and Deerfield. He is also the chief executive officer of Deerfield and DCM and the chief investment officer and a senior managing director of DCM.

(8)	Mr. Brinckerhoff, trustee of the selling stockholder, has voting and investment power over the shares that this selling stockholder beneficially owns. Mr. Brinckerhoff is the director of portfolio management and a senior managing director of DCM.

(9)	Mr. Brinckerhoff is the director of portfolio management and a senior managing director of DCM.

(10)	Mr. Knecht is the chief operating officer and a senior managing director of DCM.

(11)	Mr. Burrow is a managing director of DCM.

(12)	Mr. Contreras is a managing director and the deputy general counsel of DCM.

(13)	Ms. Valkner is the former chief financial officer of DCM.

(14)	Mr. White is our senior vice president, general counsel and corporate secretary. He is also a managing director and the general counsel of DCM, and the general counsel and assistant secretary of Deerfield.

(15)	Mr. Wittnebel is a managing director of DCM.

Relationships with Selling Stockholders

Upon completion of the Merger, we issued 14,999,992 shares of our Series A Preferred Stock to the selling stockholders in connection with the Merger, and prior to completion of the Merger, DCM distributed 329,692 shares of our common stock to the selling stockholders. All of these shares are being registered as part of this registration statement, as well as the 14,999,992 shares of common stock issuable upon conversion of the 14,999,992 shares of Series A Preferred Stock. The selling stockholders were members of Deerfield (or they are transferees of members of Deerfield) and the individual selling stockholders are or were directors, officers and/or employees of us, Deerfield and/or the subsidiaries of the foregoing.

Registration Rights

In connection with the Merger, we entered into a registration rights agreement dated December 21, 2007, with the parties identified as stockholders on the signature pages thereto, namely the members of Deerfield that received shares of our Series A Preferred Stock in connection with the Merger or received shares of our common stock from DCM prior to the Merger. For a more complete description of the registration rights agreement, please see “Description of Series A Preferred Stock — Registration Rights” in this prospectus.

OUR COMPANY AND THE MERGER

Deerfield Capital Corp.

DFR is a REIT with approximately a $7.0 billion investment portfolio as of January 1, 2008. Our portfolio is comprised primarily of fixed income investments, including MBS and corporate debt. In addition, through our subsidiary DCM, we managed approximately $14.5 billion of client assets, including government securities, corporate debt, MBS, commercial real estate and ABS as of January 1, 2008. We have elected to be taxed as a REIT for federal income tax purposes, and intend to continue to operate so as to qualify as a REIT. Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. We intend to invest opportunistically to construct an investment portfolio that we expect will achieve attractive risk-adjusted returns and to generate third-party management fee streams through our ownership of DCM.

We had been externally managed by DCM since the commencement of our business in December 2004. On December 17, 2007, we entered into a merger agreement to acquire Deerfield, the parent company of DCM. We completed the Merger on December 21, 2007, at which time each of Deerfield and DCM became our indirect wholly owned subsidiaries and we became internally managed.

Deerfield, DCM and DCM (Europe)

Upon the completion of the Merger, each of Deerfield, DCM and DCM (Europe) became our indirect wholly owned subsidiaries.

Deerfield

Deerfield’s primary assets are all of the outstanding membership interests of DCM and all of the outstanding shares of DCM (Europe).

DCM

DCM is a Chicago-based, SEC-registered investment adviser dedicated to serving the needs of investors by providing a variety of investment opportunities including investment funds, structured vehicles and separately managed accounts. The Deerfield organization commenced investment management operations in 1993. As of January 1, 2008, DCM managed approximately $14.5 billion of client funds and had approximately 130 employees, including investment professionals specializing in government securities, corporate debt, MBS, commercial real estate and ABS. DCM utilizes a variety of strategies including fundamental credit analysis, duration management, yield curve arbitrage and basis spread techniques in managing a broad range of financial debt instruments on behalf of its clients.

DCM registered with the SEC as an investment adviser in January 1997. DCM is also registered with the U.S. Commodity Futures Trading Commission as a commodity pool operator and commodity trading advisor, and is a member of the U.S. National Futures Association.

Principal Reasons for the Merger

We believe the Merger will benefit DFR and its stockholders for several important reasons. The acquisition of Deerfield gives us the opportunity to diversify our revenue streams by complementing DFR’s investment income with fee income derived from managing both our own capital and our clients’ portfolios. We believe the acquisition will also materially enhance our growth opportunities because we intend to deploy a portion of our capital into new potential high growth, fee earning products available within DCM’s scalable investment platforms. In addition, because a substantial portion of the consideration for the acquisition was in the form of equity, we believe we enhanced our capital base. Lastly, we believe the internalization of our manager better aligns the interests of management with those of our stockholders.

Management Following the Merger

In connection with the Merger, we terminated our existing management agreement with DCM and entered into a new management agreement pursuant to which our wholly owned subsidiary DCM continues to provide all of the same services for us that were provided prior to the Merger. We are now internally managed and DCM also continues to provide asset management services to third parties.

Our Organizational Structure

The following chart summarizes our structure immediately prior to the Merger:

(1)	We formed Deerfield Triarc TRS Holdings, Inc., a TRS, to give us flexibility to hold certain assets or engage in certain activities that we, as a REIT, cannot hold or in which we cannot engage directly.

(2)	We formed Deerfield Triarc TRS (Bahamas) Ltd., one of our TRSs, and DWFC, LLC to facilitate a $375.0 million three-year warehouse funding agreement with Wachovia Capital Markets, LLC.

(3)	We formed Deerfield Triarc Capital Trust I, Deerfield Triarc Capital Trust II and Deerfield Triarc Capital Trust III for the sole purpose of issuing trust preferred securities. These trusts are not consolidated into our financial statements because, although we own 100% of the common shares of each trust, we are not deemed the primary beneficiary of the trusts. The trusts are each a separate legal entity but are shown in one box in the above table for ease of presentation.

(4)	We own substantially all of the equity interest in Market Square CLO Ltd., a Cayman Islands exempted limited liability company and one of our TRSs, in the form of preference shares.

(5)	We own all of the membership interests in DFR Pinetree Holding LLC, a Delaware limited liability company, which owns 100% of the ordinary shares of Pinetree CDO Ltd., a Cayman Islands exempted limited liability company, which have de minimis value. We intend to elect to treat Pinetree CDO Ltd. as a TRS.

(6)	We own all of the equity interests in DFR Middle Market CLO Ltd., a Cayman Islands exempted limited liability company and one of our TRSs, in the form of ordinary shares and subordinated notes.

(7)	DFR Merger Company LLC was owned by four intermediate subsidiaries.

The following chart summarizes our structure shortly after the completion of the Merger:

*	The Triarc name was removed from each of our existing subsidiaries following completion of the Merger.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

				For the Nine Months
	For the Year Ended December 31,			Ended September 30,
	2004(2)	2005	2006	2007

Ratio of earnings to combined fixed charges and Preferred Stock dividends(1)	n/a	1.26	1.20	1.05

(1)	Earnings consist of income (loss) before income tax expense plus equity losses of less than 50%-owned investment and fixed charges.

(2)	The ratio of earnings to combined fixed charges was negative for the year ended December 31, 2004, therefore, a deficiency of $0.3 million resulted.

PLAN OF DISTRIBUTION

We are registering the resale or other distribution by the selling stockholders from time to time of the shares of Series A Preferred Stock and common stock offered by this prospectus. The registration of these shares, however, does not necessarily mean that any of the shares will be offered, sold or otherwise distributed by the selling stockholders or their respective successive donees, pledgees or other transferees or successors in interest. We will not receive any proceeds from the sale or other distribution of the shares of Series A Preferred Stock or common stock offered by this prospectus.

The sale or other distribution of the shares of Series A Preferred Stock and common stock by any selling stockholder, including any donee, pledgee or other transferee who receives shares from a selling stockholder, may be effected from time to time by direct sales or other distributions to purchasers and other transferees or by sales to or through broker-dealers. In connection with any sale or other distribution, a broker-dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the shares as principal. Broker-dealers who acquire shares as principals may thereafter sell or otherwise distribute the shares from time to time on any stock exchange or automated interdealer quotation system on which the shares are then listed or quoted. These sales or other distributions of our common stock may be made on the New York Stock Exchange or other exchanges on which our common stock is then traded, in the over-the-counter market or in private transactions. Our Series A Preferred Stock is not listed on the New York Stock Exchange or any other national stock exchange or any automated quotation system. We intend to seek a listing for the Series A Preferred Stock on the New York Stock Exchange on or before April 30, 2008, subject to satisfaction of applicable listing standards, if our shares of Series A Preferred Stock have not been converted into shares of our common stock by that date. We cannot assure you that the applicable listing standards will be satisfied. If listed on the New York Stock Exchange or any other exchange, sales or other distributions of the Series A Preferred Stock may be made on the New York Stock Exchange or other exchanges on which the Series A Preferred Stock is then traded, or in the over-the-counter market or in private transactions.

The shares of Series A Preferred Stock and common stock may be sold or otherwise distributed, as the case may be and as applicable, in one or more transactions at:

•	fixed prices;

•	prevailing market prices or terms at the time of sale or other distribution;

•	prices or terms related to the prevailing market prices; or

•	otherwise negotiated prices or without cash consideration.

The shares of Series A Preferred Stock and common stock may be sold or otherwise distributed, as the case may be and as applicable, in one or more of the following transactions:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades (which may involve crosses or transactions in which the same broker acts as an agent on both sides of the trade) in which a broker-dealer may sell or otherwise distribute all or a portion of such shares as agent but may position and resell or otherwise distribute all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules of the Financial Industry Regulatory Authority, Inc. or any stock exchange on which the shares are listed;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for the shares;

•	short sales;

•	sales or other distributions in other ways not involving market makers or established trading markets, including privately-negotiated direct sales to purchasers or other distributions;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through dividends or other distributions made by selling stockholders to their respective partners, members or stockholders;

•	any other legal method; and

•	any combination of these methods.

In effecting sales or other distributions, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares for whom they act as agents or to whom they sell or otherwise distribute as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a specified price per share. Broker-dealers may use block transactions and sales through and to other broker-dealers, including transactions of the nature described above.

The distribution of the shares of Series A Preferred Stock and common stock also may be effected from time to time in one or more underwritten transactions. Any underwritten offering may be on a “best efforts” or a “firm commitment” basis, and underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the shares. Underwriters may sell or otherwise distribute the shares to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which compensation as to a particular broker-dealer may be in excess of customary commissions.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale or other distribution of their shares, nor is there any underwriter or coordinating broker-dealer acting in connection with any proposed sale or other distribution of shares by the selling stockholders. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale or other distribution of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose:

•	the name of the selling stockholders and of participating brokers and dealers;

•	the number of shares involved;

•	the price at which the shares are to be sold or otherwise distributed;

•	the commissions paid or the discounts or concessions allowed to the broker-dealers, where applicable;

•	that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.

The selling stockholders and any underwriters, or brokers-dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale or other distribution of the shares by them and any discounts, commissions or concessions received by any underwriters, dealers, or agents may be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling stockholders or others to engage in stabilizing and other market making activities. Regulation M may limit the timing of purchases, sales or other distributions of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales or distributions of the shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then sell, distribute or otherwise transfer those shares.

A selling stockholder may enter into derivative transactions with third parties, or sell or otherwise distribute shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell or otherwise distribute the shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

From time to time, the selling stockholders may pledge, hypothecate or grant security interests in their shares pursuant to the margin provisions of their customer agreements with their brokers or through other arrangements with other lenders. Upon default by a selling stockholder, the broker or other lender may offer and sell or otherwise distribute such pledged shares from time to time. Upon a sale or other distribution of the shares, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any pledge or similar arrangement. In the event of such sale the number of shares offered under this prospectus on behalf of such selling stockholder will decrease. The plan of distribution for that selling stockholder will otherwise remain unchanged.

In addition, any shares registered and offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold or otherwise distributed under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the shares of Series A Preferred Stock and common stock may be sold or otherwise distributed only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering, sale or other distribution of the shares, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

The shares of Series A Preferred Stock and common stock offered hereby were originally issued to the selling stockholders in private placements pursuant to available exemptions from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay all expenses in connection with this offering, including fees and disbursements of one counsel to the selling stockholders prior to the effectiveness of this registration statement and one-half of the fees and disbursements of one counsel to the selling stockholders in connection with any future related registration statement, but not including underwriting discounts and concessions of the selling stockholders or any stock transfer taxes in connection with any underwritten offering.

The selling stockholders have agreed to indemnify us, our officers and directors and each person who controls (within the meaning of the Securities Act) or is controlled by us, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with the sale or other distribution or transfer of shares of our Series A Preferred Stock and common stock offered hereby with respect to written information furnished to us by the selling stockholders.

We will not receive any proceeds from the sale or other distribution of shares by the selling stockholders.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following summary of certain terms and provisions of the Series A Preferred Stock issued in connection with the Merger does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law, or MGCL, the terms and provisions of our Articles of Amendment and Restatement, as amended, or our charter, including the Articles Supplementary establishing and fixing the rights and preferences of the Series A Preferred Stock, or the articles supplementary, and our bylaws, copies of which are filed or incorporated by reference as exhibits to this prospectus and are available from us. See “How to Obtain More Information.” The following description of the particular terms of the Series A Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock set forth in our previous filings with the SEC.

General

Under our charter, our board of directors is authorized, without further stockholder approval, to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption as may be determined by the board of directors. Prior to the closing of the Merger, as authorized under Maryland law and under our charter, our board of directors designated 15,000,000 shares of our unclassified preferred stock as Series A Cumulative Convertible Preferred Stock.

Ranking

Our Series A Preferred Stock, with respect to dividend and distribution rights, redemption rights and rights upon liquidation, dissolution or winding up of DFR, ranks:

•	prior or senior to our common stock and all other classes or series of our capital stock ranking junior to the Series A Preferred Stock (which we refer to as junior stock) with respect to dividend and distribution rights, redemption rights and rights upon liquidation, dissolution or winding up;

•	on parity with any capital stock issued in the future the terms of which expressly provide that such securities rank on parity with the Series A Preferred Stock (which we refer to as parity stock) with respect to dividend and distribution rights, redemption rights and rights upon liquidation, dissolution or winding up, the issuance of which would require the consent of the holders of the Series A Preferred Stock;

•	junior to any class or series of our capital stock issued in the future the terms of which expressly provide that such securities rank senior to our Series A Preferred Stock with respect to dividend and distribution rights, redemption rights and rights upon liquidation, dissolution or winding up, the issuance of which would require the consent of the holders of the Series A Preferred Stock; and

•	junior to all our existing and future indebtedness, including but not limited to, two series of senior secured notes issued in connection with the Merger.

Dividends

Holders of the Series A Preferred Stock will be entitled to receive, when and as authorized by our board of directors, or a duly authorized committee thereof, and declared by us, preferential cumulative cash dividends as follows:

(i) for the dividend period from the original issuance date of the Series A Preferred Stock through the dividend record date next following the original issuance date, an amount equal to 5% per annum of the liquidation preference (which we refer to as the first dividend);

(ii) for the dividend period commencing on the day after the dividend record date for the first dividend through the next succeeding dividend record date, an amount equal to the greater of (A) 5% per annum of the liquidation preference or (B) the per share common stock dividend declared for such dividend period; and

(iii) for each succeeding dividend period thereafter, an amount equal to the greater of (A) 5% per annum of the liquidation preference, or (B) the per share common stock dividend declared for such dividend period.

Dividends on the Series A Preferred Stock are cumulative and began to accrue from the date of closing of the Merger, namely December 21, 2007, whether or not we have earnings, whether or not we have legally available funds, and whether or not declared by our board of directors or authorized or paid by us. However, no cash dividend will be payable on the Series A Preferred Stock (but nevertheless will continue to accrue) before the earlier to occur of a conversion vote (as defined below) or March 31, 2008. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series A Preferred Stock will be payable in arrears to holders of record as they appear on our records at the close of business on the applicable dividend record date, which will be the last business day of December, April, July and October of each year, or such other date designated by our board of directors for the payment of dividends (which we refer to as a dividend record date). No interest will be paid in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, nor will additional dividends be declared or paid in respect of unpaid dividends.

Except for the payment of the first dividend, which will not exceed $0.50 per share of our common stock (as adjusted for any stock splits, stock combinations or similar transaction), unless full cumulative dividends on the Series A Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, (i) no dividends will be declared or paid or set apart for payment on our common stock or any other junior stock, (ii) no junior stock will be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, nor shall any monies be paid or made available for a sinking fund for the redemption of any junior stock, and (iii) no other cash or property will be paid or distributed to or for the benefit of holders of any junior stock. Notwithstanding the foregoing, we will not be prohibited from redeeming, purchasing or otherwise acquiring an amount of junior stock or Series A Preferred Stock if such redemption, purchase or other acquisition is in the opinion of our outside legal counsel necessary to maintain our qualification as a REIT for federal income tax purposes; provided that prior to such redemption, purchase or acquisition of any junior stock, we will first offer to each holder of the Series A Preferred Stock (on a pro rata basis) the opportunity to elect to have its, his or her Series A Preferred Stock redeemed at an amount equal to the redemption price (as defined below) computed as of the date such redemption price is paid.

If, for any taxable year, we elect to designate as “capital gain dividends,” as defined in Section 857 of the Code, any portion of the dividends paid or made available for the year to holders of all classes of our capital stock, then the portion of the capital gains amount that will be allocable to the holders of Series A Preferred Stock will be the amount that the total dividends paid or made available to the holders of Series A Preferred Stock for the year bears to the total dividends paid or made available for the year to holders of all classes of our capital stock.

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of the Series A Preferred Stock will receive prior to the payment to any other junior stock a preference payment equal to the greater of $10.00 per share or the current market price of the common stock issuable upon the conversion of the Series A Preferred Stock (assuming conversion immediately prior to the event of liquidation), plus in each case, accumulated, accrued and unpaid dividends (whether or not authorized by our board of directors or declared by us). If, upon any liquidation, dissolution or winding up of our affairs, the cash distributable among holders of Series A Preferred Stock is insufficient to pay in full the liquidation preference of the Series A Preferred Stock as described above, then our remaining assets (or the proceeds thereof) will be distributed among the holders of the Series A Preferred Stock and any such other parity stock and in proportion to the amounts that would be payable on the Series A Preferred Stock if all amounts payable thereon were paid in full.

Upon any liquidation, dissolution or winding up of our affairs, after payment has been made in full to the holders of the Series A Preferred Stock, any other series or class or classes of junior stock will be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock will not be entitled to share therein.

We will provide to the holders of Series A Preferred Stock written notice of any event triggering the right to receive such liquidation preference stating the payment date not less than 30 nor more than 60 days prior to the payment date stated in such notice.

None of a change of control (as defined in the articles supplementary), our consolidation or merger with or into another entity, a merger of another entity with or into us, a statutory stock exchange by us or a sale, lease or conveyance of all or substantially all of our property or business shall be considered a liquidation, dissolution or winding up of our affairs.

The liquidation preference of the outstanding shares of Series A Preferred Stock will not be added to our liabilities for the purpose of determining whether under the MGCL a dividend or distribution may be made to our stockholders whose preferential rights upon our dissolution are junior to those of holders of Series A Preferred Stock.

Redemption

No Optional Redemption.  Except as described above, the shares of our Series A Preferred Stock are not redeemable at our option or the option of the holders thereof.

Mandatory Redemption by the Company.  The Series A Preferred Stock will be redeemed by us in whole and not in part on the earlier date to occur of (i) a change in control (as defined below) or (ii) December 20, 2014, which date we refer to as the redemption date. Upon the redemption date, we will redeem the Series A Preferred Stock at a cash redemption price per share (which we refer to as the redemption price) equal to the greater of (i) the liquidation preference of $10.00 per share or (ii) the current market price of our common stock (as defined in the articles supplementary) that holders of the Series A Preferred Stock would have received if all shares of Series A Preferred Stock were converted into common stock immediately prior to the redemption date. Holders of Series A Preferred Stock shall also be entitled to receive on the redemption date an amount equal to all accumulated, accrued and unpaid dividends (whether or not we have earnings, and whether or not authorized by our board of directors or declared by us) to the redemption date.

For purposes of the Series A Preferred Stock, a change in control means the occurrence of any of the following:

(i) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors, which we refer to as our voting share;

(ii) there is a sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets, or of all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis, to any “person” or “group,” including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

(iii) we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless the persons that “beneficially owned,” directly or indirectly, our voting share immediately prior to such consolidation or merger “beneficially owned,” directly or indirectly, immediately after such consolidation or merger, voting shares of the surviving or continuing entities representing at least a majority of the total outstanding voting stock of all outstanding classes of voting stock of the surviving or continuing entity; or

(iv) the following individuals cease for any reason to constitute a majority of our Board: (A) the individuals who constituted the Board on December 21, 2007; and (B) any new directors whose election to our Board or whose nomination for election by our stockholders was approved by at least a majority of our Board’s directors then still in office either who were directors on December 21, 2007 or whose election or nomination for election was previously so approved.

In addition, the Series A Preferred Stock will be subject to the provisions of our charter, including Article VI thereof, pursuant to which Series A Preferred Stock owned by a stockholder in excess of the applicable stock ownership limit, as established and modified by our board of directors in accordance with our charter, shall automatically be transferred to a trust for the exclusive benefit of a charitable beneficiary (as defined in our charter).

Notice of redemption will be mailed by first class mail, postage prepaid, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock records. Each notice shall be presumed to have been duly given on the date mailed and shall state: (i) the redemption date; (ii) the redemption price; and (iii) the place or places where the certificates for the Series A Preferred Stock are to be surrendered for cash.

If notice of redemption of the Series A Preferred Stock is mailed in accordance with the preceding paragraph and the funds necessary for redemption have been set aside in trust for the benefit of the holders of the shares of Series A Preferred Stock called for redemption, then from and after the redemption date (unless we default in the payment of the redemption price), all dividends will cease to accumulate on the shares of Series A Preferred Stock called for redemption and all rights of the holders of Series A Preferred Stock shall terminate and such shares will not thereafter be transferred on our books without our consent and such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Prior to a redemption date, we may elect to deposit the redemption price (including accumulated and unpaid dividends to the applicable dividend date) of the Series A Preferred Stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice of redemption will (i) state the date of deposit of the redemption price, (ii) specify the office of the bank or trust company as the place of payment of the redemption price and (iii) require the holders of Series A Preferred Stock to surrender the certificates representing such shares at the specified bank or trust company office on or about the date fixed in the notice (which date may not be later than the redemption date) against payment of the redemption price. Any interest or other earnings on the redemption price (including accumulated and unpaid dividends) deposited in trust will be paid to us. Two years after the redemption date, any amounts deposited in trust that remain unclaimed by the holders of Series A Preferred Stock will be returned to us and holders must thereafter look to us for payment of the redemption price.

All Series A Preferred Stock redeemed by us shall have the status of authorized but unclassified and unissued preferred stock, and may thereafter be classified or reclassified as a part of a particular class or series of preferred stock.

Voting Rights

Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise provided by law.

If and whenever dividends on any Series A Preferred Stock are in arrears in an aggregate amount equivalent to dividends accrued on four or more dividend dates, whether or not consecutive (which we refer to as a preferred dividend default), then the number of directors then constituting our board of directors shall automatically increase by two and the holders of Series A Preferred Stock will be entitled to vote as a single class for the election of a total of two additional directors (which we refer to as preferred stock directors) who shall be elected for one-year terms, subject to certain limitations described below. Such election shall be held at a special meeting called by one of our officers within 15 days following the occurrence of the preferred dividend default, unless such preferred dividend default occurs less than 60 days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for the two directors will be held at the earlier of the next annual or special meeting of stockholders. Notwithstanding the election of preferred stock directors to one-year terms, the holders of Series A Preferred Stock will have the right to elect or re-elect preferred stock directors at each annual meeting following the meeting at which directors were first elected, until all dividends accumulated on such Series A Preferred Stock for the past dividend periods and the dividend for the then-current dividend period shall have been fully paid or declared or authorized and a sum sufficient for the payment thereof set aside for payment. Each preferred stock director shall be elected by a plurality of the outstanding shares of Series A Preferred Stock. On any matter on which the holders of Series A

Preferred Stock are entitled to vote, including any action by written consent, each share of Series A Preferred Stock shall have one vote.

The procedures in the preceding paragraph for the calling of meetings and the election of directors will, to the extent permitted by law, supersede anything inconsistent contained in our charter or bylaws and, without limitation to the foregoing, our bylaws will not be applicable to the election of directors by holders of Series A Preferred Stock pursuant to the articles supplementary. Notwithstanding our bylaws, the number of directors constituting the entire board of directors will be automatically increased to include the preferred stock directors elected in the manner described above.

If and when all accumulated unpaid dividends and the dividend for the then-current dividend period on the Series A Preferred Stock have been paid in full, the holders thereof shall no longer have the voting rights described above (but may have these voting rights in the future in the event of another preferred dividend default) and the term of office of each preferred stock director so elected will terminate and the number of directors then constituting the board of directors will decrease accordingly.

So long as a preferred dividend default shall continue, any vacancy in the office of a preferred stock director may be filled by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock. Any preferred stock director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

So long as any Series A Preferred Stock remains outstanding, we will not, without the affirmative vote or consent of at least 80% of the votes entitled to be cast by the holders of the Series A Preferred Stock, voting as a single class (in addition to any other vote required by our charter or by law):

•	authorize the creation of, or the issuance of any shares of any class of capital stock that is senior to the Series A Preferred Stock as to dividends, redemption or upon the liquidation, dissolution or winding up of our affairs;

•	authorize the creation of, or the issuance of any shares of any class of capital stock that is on a parity with the Series A Preferred Stock as to dividends, redemption or upon the liquidation, dissolution or winding up of our affairs; or

•	amend, alter or repeal any provision of, or add any provision to, our charter, including the articles supplementary, whether by merger, consolidation or other business combination or otherwise if such other action would materially adversely affect the powers, rights or preferences of the holders of the Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion

Mandatory Conversion of the Series A Preferred Stock

The Series A Preferred Stock will be converted into our common stock, on a one-for-one basis (subject to customary anti-dilution provisions), upon approval by the holders of a majority of the votes cast by the outstanding shares of our common stock; provided, that the total votes cast represent a majority of the outstanding shares of common stock. We refer to this as the conversion vote.

On the date on which the conversion vote is obtained (which we refer to as the conversion date), each share of Series A Preferred Stock will be converted automatically, without any further action by the holders thereof or by us, into the number of whole shares of our common stock determined by dividing the liquidation preference of the shares of Series A Preferred Stock by a conversion price of $10.00, subject to adjustment as described below, which is referred to as the conversion price. Absent the occurrence of an event that would be dilutive to the interests of the holders of Series A Preferred Stock as described below, each share of Series A Preferred Stock is convertible into one share of our common stock. See “— Conversion Price Adjustments.”

In addition, upon the receipt of the conversion vote, the holders of Series A Preferred Stock will receive, on the next dividend payment date immediately following the conversion date, (i) all accrued and unpaid dividends, whether or not authorized by the board of directors or declared by us, plus, (ii) with respect to the dividend period in which the conversion date occurs, the amount if any by which (a) 5% per annum of the $10.00 liquidation preference accrued from the start of the dividend period through the conversion date, determined on a daily basis, exceeds (b) the common stock dividend declared for such dividend period. Notwithstanding the foregoing, if the conversion date occurs after the dividend record date for the dividend period in which the conversion date occurs, and prior to the dividend payment date for such dividend, then in addition to the dividend in clause (ii) above, each holder of each share of Series A Preferred Stock being converted shall also be entitled to a cash payment equal to the common stock dividend that such holder would have received had the conversion date occurred immediately prior to such dividend record date.

If our common stockholders do not approve the conversion at the special meeting described in this prospectus, the holders of at least 20% of the Series A Preferred Stock will have a one-time right to require us to submit the conversion to a vote of stockholders at any subsequent annual meeting of stockholders. The request by the holders of such Series A Preferred Stock must be furnished in writing to our corporate secretary at least 45 days before the anniversary of the prior year’s annual meeting of stockholders. If the conversion vote is not obtained at the meetings described in this paragraph, then the Series A Preferred Stock shall thereafter not be convertible under any circumstances.

Upon the receipt of the conversion vote, we will promptly give notice by mail to the holders of the Series A Preferred Stock advising holders of the Series A Preferred Stock that the conversion has automatically occurred as the result of the conversion vote and that they may surrender their certificates representing the Series A Preferred Stock for certificates representing our common stock. The notice to holders of Series A Preferred Stock shall state, as appropriate: (i) that we obtained the conversion vote; (ii) that accordingly, the Series A Preferred Stock was automatically converted into common stock on the date of the conversion vote; (iii) the number of shares of common stock to be issued for each share of Series A Preferred Stock; and (iv) that dividends on the Series A Preferred Stock ceased to accrue on the immediately preceding dividend date.

Upon receipt of the conversion vote, all rights of holders of the Series A Preferred Stock will terminate except the right to receive the whole number of shares of common stock issuable upon conversion thereof and cash in lieu of fractional shares of Series A Preferred Stock and the dividends described above.

Conversion Price Adjustments

The conversion price of the Series A Preferred Stock as described above will be subject to adjustment from time to time upon certain events, including:

•	the payment of dividends (and other distributions) to holders of any class of our common stock;

•	subdivisions and combinations of our common stock;

•	issuances of our common stock by reclassification thereof;

•	the issuance to all holders of our common stock of certain rights, options or warrants entitling them to subscribe for or purchase shares of our common stock (or securities convertible into or exchangeable for common stock) at a price per share less than the current market price (as defined in the articles supplementary) per share of our common stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants; and

•	distributions to all holders of our common stock of any shares of our capital stock (other than common stock) or evidence of indebtedness or assets or other property (excluding cash dividends or rights or warrants to subscribe for or purchase any of our securities).

Any such adjustments will be made successively whenever any of the events listed above may occur.

In addition to the foregoing adjustments, we are permitted to reduce the conversion price as we consider in our discretion to be advisable in order that any share distributions, subdivisions of shares, reclassification or combination of shares, distribution of rights, options, warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) will not be taxable to holders of our common stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

In the event (i) we declare a dividend on our common stock other than in cash out of the total equity applicable to shares of such common stock, less the amount of stated capital attributable to the common stock (determined on the basis of our most recent annual or quarterly consolidated balance sheets available at the time of declaration of the distribution), (ii) we authorize the granting to holders of our common stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants, (iii) there is any reclassification of our common stock that would adjust the conversion price or any consolidation or merger to which we are party and for which stockholder approval is required, or a statutory share exchange involving the conversion or exchange of our common stock into securities or other property, or a self tender offer by us for all or substantially all of our outstanding common stock, or the sale or transfer of all or substantially all of our assets as an entity and for which stockholder approval is required, or (iv) of voluntary or involuntary liquidation, dissolution or winding up of our affairs, then we will file with the transfer agent for the Series A Preferred Stock and mail to the record holders thereof a notice stating (A) the record date as of which common stockholders of record to be entitled to such distribution or grant of rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that common stockholders of record shall be entitled to exchange their common stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Notwithstanding the foregoing, no notification need be made in respect of a record date for a distribution or grant of rights unless the corresponding adjustment in the conversion price would be an increase or decrease of at least 1%.

In the event we are a party to any transaction, including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of our shares of common stock, sale of all or substantially all of our assets or recapitalization of our common stock but excluding any transaction that would adjust the conversion price, in each case as a result of which shares of our common stock will be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock that is not converted into the right to receive shares, stock, securities or other property in connection with the transaction will thereafter be convertible into the kind and amount of shares, stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of our common stock or fraction thereof into which one share of Series A Preferred Stock was convertible immediately prior to such transaction (assuming such holder of common stock (i) is not a person with which we consolidated or into which we merged or which merged into us or to which such sale or transfer was made or an affiliate of such person and (ii) failed to exercise any rights of election receivable upon consummation of such transaction). We may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

No adjustment of the conversion price is required to be made unless such adjustment would require a cumulative increase or decrease of at least 1% or more of the conversion price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments; provided, however, that any such adjustments will be made not later than such time as may be required to preserve the tax-free nature of a distribution to the holders of our common stock. The conversion price will not be adjusted:

•	upon the issuance of any shares of our common stock or options or rights to acquire our common stock at the current market price pursuant to any present or future employee or director incentive or benefit plan or program for us or any of our subsidiaries;

•	upon a change in the par value of our common stock; or

•	for accumulated, declared and unpaid dividends on our common stock prior to the original date of issuance.

Restrictions on Ownership and Transfer

The Series A Preferred Stock are subject to restrictions on ownership and transfer, including but not limited to those terms and conditions set forth in Article VI of our charter. Shares of our capital stock are subject to ownership limitations that we must impose in order to maintain our status as a REIT.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter and certain board resolutions provide that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7.7% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT. From time to time, our board of directors has exempted stockholders from the ownership restrictions. For example, our Board has exempted from the ownership limit Robert C. Dart, Kenneth B. Dart and certain entities affiliated with Robert C. Dart or Kenneth B. Dart (collectively, the Dart Group). The exemptions provide that each member of the Dart Group may own up to 18.5% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, provided that the Dart Group, in the aggregate, may only own up to 18.5% in value or number of shares, whichever is more restrictive, of our outstanding common stock. Additionally, in connection with the Merger, our board of directors exempted (i) Gregory H. Sachs and (ii) Triarc and Triarc Deerfield Holdings, LLC (a majority-owned subsidiary of Triarc) and certain of their affiliates, including Nelson Peltz and Peter W. May, from the ownership limit with respect to the Series A Preferred Stock and also exempted Triarc and Triarc Deerfield Holdings, LLC from the ownership limit with respect to our common stock. In connection with granting these exemptions, our board of directors obtained representations regarding each waiver recipient’s ownership of our capital stock and obtained opinions of counsel that granting the exemptions would not jeopardize our status as a REIT.

For more information, see “Description of Capital Stock — Restrictions on Ownership and Transfer” in this prospectus.

Registration Rights

In connection with the Merger, we entered into a registration rights agreement, dated December 21, 2007, with the parties identified as stockholders on the signature pages thereto, namely the members of Deerfield that received shares of our Series A Preferred Stock in connection with the Merger or received shares of our common stock from DCM prior to the Merger.

The registration rights agreement provides, among other things, that:

•	We must prepare and file, no later than 30 days after entering into the registration rights agreement, a “shelf” registration statement registering the resale of “registrable securities.” The registration rights agreement defines “registrable securities” as shares of Series A Preferred Stock issued pursuant to the merger agreement, shares of our common stock previously held by Deerfield or DCM that were distributed pursuant to the merger agreement prior to the Merger and shares of our common stock issuable upon conversion of the Series A Preferred Stock. The “shelf” registration statement, when declared effective by the SEC, will register such shares for resale or distribution from time to time, on a continuous basis, at the discretion of the holders of the shares.

•	We must use commercially reasonable efforts to keep the resale shelf registration statement continuously effective (subject to specified limitations) for a period of two years or until such shares of Series A Preferred Stock or common stock cease to be “registrable securities.”

•	After the expiration of the effectiveness period of the shelf registration statement, in the event holders representing at least 20% of the “registrable securities” then outstanding owned by certain affiliates of Triarc or Gregory H. Sachs so demand, we must prepare and file with the SEC a registration statement registering the shares held by such holders for resale. We are not obligated to register shares upon such demand more than one time with respect to the Triarc affiliates and one time with respect to the Sachs affiliates.

•	After the expiration of the effectiveness period of the shelf registration statement, in the event we determine to prepare and file with the SEC a registration statement registering any shares of our common stock, the holders of “registrable securities” then outstanding may seek to “piggyback” their shares of Series A Preferred Stock and common stock onto our registration statement (subject to customary cutbacks due to market conditions).

The registration rights described above are subject to customary blackout and suspension upon the occurrence of certain events. This description does not purport to be complete and is qualified in its entirety by the terms and conditions of the registration rights agreement, which is incorporated by reference into the registration statement of which this prospectus constitutes a part. We have filed the registration statement, of which this prospectus is a part, in order to comply with our obligations under the registration rights agreement.

Listing of the Series A Preferred Stock

Under the merger agreement, we agreed to seek a listing for the Series A Preferred Stock on the New York Stock Exchange on or before April 30, 2008, subject to satisfaction of applicable listing standards, if stockholder approval of the conversion has not occurred by that date.

No Preemptive Rights

No holder of Series A Preferred Stock shall be entitled to any preemptive or subscription rights with respect to any future issuances of our capital stock.

No Sinking Fund

The Series A Preferred Stock is not subject to any sinking fund.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the MGCL and our charter and bylaws, copies of which are filed or incorporated by reference as exhibits to this prospectus and are available from us. See “How to Obtain More Information.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of January 10, 2008, 51,752,720 shares of common stock were issued and outstanding and 14,999,992 shares of Series A Preferred Stock were issued and outstanding. Our board of directors with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Please see “Description of Series A Preferred Stock” in this prospectus for a summary of our outstanding Series A Preferred Stock.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. As of January 10, 2008, 14,999,992 shares of our Series A Preferred Stock were issued and outstanding. We have no present plans to issue any additional preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter and certain board resolutions provide that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7.7% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT. From time to time, our board of directors has exempted stockholders from the ownership restrictions. For example, our Board has exempted from the ownership limit Robert C. Dart, Kenneth B. Dart and certain entities affiliated with Robert C. Dart or Kenneth B. Dart (collectively, the Dart Group). The exemptions provide that each member of the Dart Group may own up to 18.5% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, provided that the Dart Group, in the aggregate, may only own up to 18.5% in value or number of shares, whichever is more restrictive, of our outstanding common stock. Additionally, in connection with the Merger, our board of directors exempted (i) Gregory H. Sachs and (ii) Triarc and Triarc Deerfield Holdings, LLC (a majority-owned subsidiary of Triarc) and certain of their affiliates, including Nelson Peltz and Peter W. May, from the ownership limit with respect to the Series A Preferred Stock and also exempted Triarc and Triarc Deerfield Holdings, LLC from the ownership limit with respect to our common stock. In connection with granting these exemptions, our board of directors obtained representations regarding each waiver recipient’s ownership of our capital stock and obtained opinions of counsel that granting the exemptions would not jeopardize our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (a) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (b) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (a) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (b) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (a) the shares shall be deemed to have been sold on behalf of the trust and (b) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of Series A Preferred Stock and common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Series A Preferred Stock and common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series A Preferred Stock is American Stock Transfer & Trust Company.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

This section summarizes the material federal income tax considerations that you, as a stockholder, may consider relevant. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a holder of our shares of Series A Preferred Stock or common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below).

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of the Series A Preferred Stock or common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended December 31, 2004. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with the filing of this registration statement, Hunton & Williams LLP rendered an opinion that we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2004 through December 31, 2006, and our past, current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ended December 31, 2007 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon certain assumptions (including an assumption regarding the accuracy of an opinion of another counsel), is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the Internal Revenue Service, or IRS, or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular corporate income tax. Our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, return of capital or qualified dividend income. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose individual and certain non-corporate trust and estate stockholders are generally taxed on dividends they receive at the 15% rate on qualified dividend income, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders.

While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income earned from sales or other dispositions of property by a non-TRS entity, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 90% (or 95% commencing with our 2005 taxable year) of our gross income over the amount of gross income attributable to sources that qualify under the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•	In the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) occurring after our 2004 taxable year, as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identified such failure and file with the IRS a schedule describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification occurring after our 2004 taxable year, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level. We anticipate incurring a de minimis excise tax liability for our 2007 taxable year.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

•	If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an equity interest in a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Requirements for Qualification — Taxable Mortgage Pools and Excess Inclusion Income.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

We do not currently hold, and do not intend to hold, REMIC residual interests or equity interests in taxable mortgage pools.

•	In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, domestic TRSs, such as Deerfield TRS Holdings, Inc., or TRS Holdings, and the Deerfield TRSs, will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 did not apply to us during our 2004 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Commencing with our 2005 taxable year, our proportionate share for purposes of the 10% value test (see “— Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries.  A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries,” or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

We have elected to treat TRS Holdings and the Deerfield TRSs as TRSs, and we may make TRS elections with respect to one or more of the five qualified REIT subsidiaries through which we own our interest in DFR Middle Market CLO Ltd., or MM CLO. All of our domestic TRSs are subject to federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed as individuals, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income. See “— Taxation of Taxable U.S. Stockholders.”

We have also made TRS elections for Market Square CLO Ltd., or Market Square, MM CLO and Deerfield Triarc TRS (Bahamas), Ltd., or TRS Bahamas. We also intend to make a TRS election for Pinetree CDO Ltd., or Pinetree. We own the ordinary shares of Pinetree, which have a de minimis value. Market Square and MM CLO are the issuers in two CLO securitizations in which we have invested, and Pinetree is the issuer in a CDO securitization in which we have invested. We anticipate that we will likely make TRS elections with respect to certain other entities that issue equity interests to us pursuant to CLO securitizations. TRS Bahamas was formed so we could make alternative investments through an offshore entity. The Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Market Square, MM CLO and Pinetree are each organized as a Cayman Islands exempted limited liability company, TRS Bahamas is organized as a Bahamian international business corporation, and they will either rely on such exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income. No assurance can be given that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that our foreign TRSs would have available to pay their creditors and distribute to us. We anticipate that any CDO vehicles in which we invest and with respect to which we jointly make a TRS election will also be organized as a Cayman Islands exempted limited liability company and will be subject to similar tax treatment. Therefore, despite the TRS status of Market Square, MM CLO, Pinetree, TRS Bahamas and any future TRS CDO investment vehicle, such entities would generally not be subject to corporate income tax on their earnings (except that to the extent we make TRS elections with respect to one or more of the five qualified REIT subsidiaries through which we own our interest in MM CLO, all or a portion of the earnings of MM CLO will be subject to corporate income tax). Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income on an annual basis their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We will likely be required to include in our income, on an annual basis, the earnings of such TRSs, regardless of whether those earnings are actually distributed to us. This could affect our ability to comply with the REIT income tests and distribution requirement.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Taxable Mortgage Pools and Excess Inclusion Income.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

We do not currently intend to make investments or enter into financing and securitization transactions that give rise to our being considered to own an interest in one or more taxable mortgage pools. We may, however, make such investments or enter into such transactions in the future. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool, but has indicated that it will issue regulations on that issue in the future.

A portion of our income from a taxable mortgage pool arrangement or a REMIC residual interest, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or equity interest in a taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “— Distribution Requirements.”

Recently issued IRS guidance indicates that our excess inclusion income would be allocated among our stockholders in proportion to our dividends paid. A stockholder’s share of excess inclusion income (a) would not be allowed to be offset by any losses otherwise available to the stockholder, (b) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (c) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of Taxable U.S. Stockholders,” “— Taxation

of Tax-Exempt Stockholders,” and “— Taxation of Non-U.S. Stockholders.” To the extent that excess inclusion income is allocated from REMIC residual interests to “disqualified organizations” (see “— Taxation of Our Company”) that hold our stock in record name, we may be taxable on this income at the highest applicable corporate tax rate (currently 35%). Although the law is unclear, recently issued IRS guidance indicates that the same tax will apply in the case of excess inclusion income from a taxable mortgage pool that is allocated to “disqualified organizations” that hold our stock in record name. To the extent that our stock owned by “disqualified organizations” is held in street name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on excess inclusion income allocated to their record name owners that are disqualified organizations. The manner in which excess inclusion income would be allocated among shares of different classes of stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker/dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our stock.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, income from certain hedging instruments (during our 2004 taxable year) or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, beginning with our 2005 taxable year, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the denominator of the 75% gross income test). We will monitor the amount of our non-qualifying income, and will seek to manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest.  The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which is generally qualifying income for purposes of both tests. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. However, many of our loans will not be secured by mortgages on real property or interests in real property. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income.  We receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. The advisory fee income earned by DCM will not be qualifying for purposes of either gross income test. Any fees earned by a TRS, such as TRS Holdings or the Deerfield TRSs, will not be included for purposes of the gross income tests.

Dividends.  Our share of any dividends received from any corporation (including TRS Holdings, the Deerfield TRSs, and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. We have been advised by counsel that certain income inclusions received with respect to our equity investments in foreign TRSs will be treated as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Because there is no clear precedent with respect to the qualification of such income for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. In the event that such income was determined not to qualify for the 95% gross income test, we could be subject to a penalty tax with respect to such income to the extent it exceeds 5% of our gross income or could fail to qualify as a REIT. See “— Failure to Satisfy Gross Income Tests” and “— Failure to Qualify.”

Rents from Real Property.  We currently do not hold, and do not intend to acquire, any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

Hedging Transactions.  From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. To the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument during our 2004 taxable year to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, any periodic income or gain from the disposition of that contract attributable to the carrying and or acquisition of the real estate assets should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Commencing with our 2005 taxable year, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test (but will be treated as non-qualifying income for purposes of the 75% gross income test). A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by “real estate assets” (as described below under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to use our best efforts to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. There can be no assurance, however, that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the gain from the sale of those loans.

We might be subject to the prohibited transaction tax if we were to sell or securitize loans in a manner that was treated as a sale of loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us. It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for the purposes of the REIT asset tests by conducting certain activities, such as holding or disposing of non-qualifying assets or engaging in CDO transactions, through one of our TRSs. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities will be subject to full corporate income tax.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. For our 2004 taxable year, those relief provisions generally were available if:

•	our failure to meet these tests was due to reasonable cause and not to willful neglect;

•	we attached a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

Commencing with our 2005 taxable year, those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 90% (or 95% commencing with our 2005 taxable year) of our gross income over the amount of gross income attributable to sources that qualify under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership; and

•	Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

We hold mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we hold may not meet all of the requirements for reliance on this safe harbor.

We believe that the mortgage-backed securities that we hold are qualifying assets for purposes of the 75% asset test and that our mortgage loans are qualifying assets. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Our debt securities issued by other REITs or C corporations that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we will own and acquire in other REITs will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the 5% asset test, the 10% vote or value test, and the 25% securities test described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election. We believe that the value of our investment in our TRSs, including our investment in the Deerfield TRSs, is significantly less than 20% of the value of our total assets.

With respect to our securities that are not included in the 75% asset class, we believe that we have complied with the 10% value test because either (i) we own 10% or less of the issuer’s outstanding securities or (ii) the securities are exempt from the definition of “securities” for purposes of the 10% value test. In that regard, we have received an opinion from Winston & Strawn LLP that certain of our non-mortgage loans will qualify as “straight debt” securities that are exempt from the 10% value test, and the REIT qualification opinion issued by Hunton & Williams LLP in connection with this registration statement is based on the accuracy of the Winston & Strawn LLP opinion. The Winston & Strawn LLP opinion is not binding on the IRS or any court. If the IRS successfully contended that the securities addressed by that opinion do not qualify as “straight debt” securities, we would fail to satisfy the 10% value test and, unless such failure qualified for one of the REIT savings clauses described below, we would fail to qualify as a REIT. See “— Failure to Qualify.”

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test and the 10% vote or value test described above at the end of any calendar quarter occurring after our 2004 taxable year, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a failure of any of the asset tests (other than a de minimis failure described in the preceding sentence) occurring after our 2004 taxable year, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

To avoid an inadvertent violation of the 5% test or the 10% vote or value test described above, we formed a trust the sole beneficiary of which is TRS Holdings, one of our domestic TRSs. Upon an uncured violation of the 5% test or the 10% vote or value test described above, the asset or assets causing the violation will be deemed automatically to have been transferred to the trust prior to the occurrence of the violation. Once a deemed transfer occurs, we would have no further ownership interest in the assets transferred, and all income subsequently accruing with respect to the transferred assets would be reported on TRS Holdings’ tax returns and would be subject to federal, state and local income tax. The IRS has issued a private letter ruling to another REIT approving the use of a similar trust, but has not issued general guidance upon which we can rely that approves the use of such trusts to prevent an asset test violation. Accordingly, there can be no complete assurance that the IRS would respect a deemed transfer of assets to the trust. If such a deemed transfer was not respected and we were treated as violating a REIT asset test, we would not qualify as a REIT unless we satisfied the requirements of the non- de minimis REIT saving clause described in the preceding paragraph. For a discussion of the consequence of our failing to qualify as a REIT, see “— Failure to Qualify” below.

We believe that the mortgage-related assets, securities and other assets that we hold satisfy the foregoing asset test requirements. We will monitor our future acquisitions of assets to ensure that we continue to comply with those requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the stockholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. Although we anticipate incurring a de minimis excise tax liability with respect to our 2007 taxable year, we intend in the future to continue to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of MBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt or equity in a foreign TRS.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term U.S. stockholder means a holder of the Series A Preferred Stock or common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds the Series A Preferred Stock or common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the Series A Preferred Stock or common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the Series A Preferred Stock or common stock by the partnership.

As long as we qualify as a REIT, a taxable “U.S. stockholder” must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by non-corporate taxpayers is 15% through 2010. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, 35%. Qualified dividend income generally includes dividends paid to taxpayers taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our domestic TRSs, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. stockholder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held the Series A Preferred Stock or common stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s Series A Preferred Stock or common stock, as applicable. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on

December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the Series A Preferred Stock or common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the Series A Preferred Stock or common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Series A Preferred Stock or Common Stock

Except as described below in “— Taxation of U.S. Stockholders on a Redemption of Series A Preferred Stock,” a U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of the Series A Preferred Stock or common stock as long-term capital gain or loss if the U.S. stockholder has held the Series A Preferred Stock or common stock, as applicable, for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of Series A Preferred Stock or common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the Series A Preferred Stock or common stock may be disallowed if the U.S. stockholder purchases other Series A Preferred Stock or common stock, as applicable, within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to individuals and non-corporate trusts and estates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the section 1250 property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our individual, trust and estate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of U.S. Stockholders on a Redemption of Series A Preferred Stock

A redemption of the Series A Preferred Stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of the Series A Preferred Stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Series A Preferred Stock or Common Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of the Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of the Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “— Taxation of Taxable U.S. Stockholders.” In that case, a stockholder’s adjusted tax basis in the redeemed Series A Preferred Stock will be transferred to such stockholder’s remaining stock holdings in us. If the stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Taxation of Conversion of Series A Preferred Stock into Common Stock

The conversion of Series A Preferred Stock into common stock should constitute a recapitalization for federal income tax purposes. Accordingly, you should not recognize gain or loss upon the conversion of Series A Preferred Stock into common stock. The holding period for common stock received pursuant to the conversion generally should include the period for which the Series A Preferred Stock surrendered in exchange therefor were held. Similarly, your tax basis in common stock received pursuant to the conversion generally should equal your tax basis in the Series A Preferred Stock surrendered in exchange therefor.

Under Section 305 of the Code, holders of Series A Preferred Stock may, in certain circumstances, be deemed to have received a constructive distribution of stock that is taxable as a dividend where the conversion ratio is adjusted or there is a failure to adjust the conversion ratio. If an adjustment were made to the conversion ratio (or a failure to adjust the conversion ratio occurred), the holders of Series A Preferred Stock might be deemed to have received a taxable stock dividend.

If a stockholder receives cash in lieu of a fractional share of Series A Preferred Stock upon conversion of his or her Series A Preferred Stock into common stock, the stockholder will be treated as having first received such fractional share of stock and as having then exchanged such fractional share of stock for cash in a taxable transaction. Gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the Series A Preferred Stock allocable to such fractional interest. In general, such gain or loss will constitute a capital gain or loss and will be a long-term capital gain or loss if the Series A Preferred Stock has been held for more than one year as of the date of such conversion.

Taxation of Redemption Premium on Series A Preferred Stock

Although the matter is not free from doubt, because the Series A Preferred Stock may be treated as having an “issue price” that is less than its “redemption price” (i.e., a redemption premium), the IRS may take the position that in the event of a dividend of cash or other property to the holders of our common stock, holders of the Series A Preferred Stock would be required to take a portion of the redemption premium into income as a constructive dividend (to the extent of our earnings and profits). In such case, the redemption premium would accrue from issuance to the most likely redemption date, based on a constant yield method. Holders of the Series A Preferred Stock should consult their own tax advisors as to the proper treatment of any potential redemption premium.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders. See “— Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the Series A Preferred Stock or common stock, including any reporting requirements.

A non-U.S. stockholder that receives an actual or constructive distribution that is not attributable to gain from our sale or exchange of a United States real property interest, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its Series A Preferred Stock or common stock, as applicable. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the Series A Preferred Stock or common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its Series A Preferred Stock or common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a “United States real property interest” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interest” includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term “United States real property interest” does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against our tax liability for the amount we withhold. However, if our common stock continues to be regularly traded on an established securities market in the United States capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder does not own more than 5% of our common stock during the one-year period preceding the date of the distribution. As a result, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. To the extent the Series A Preferred Stock becomes regularly traded on an established securities market in the United States in the future, holders of 5% or less of the Series A Preferred Stock during the one-year period preceding the date of a capital gain distribution would also be able to benefit from this exception from FIRPTA withholding.

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of the Series A Preferred Stock or common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of the Series A Preferred Stock or common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Because our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. The gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•	our common stock continues to be treated as being regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and

•	the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

If the Series A Preferred Stock becomes regularly traded an established securities market in the future, that exception would also apply to gain from the sale of Series A Preferred Stock realized by non-U.S. stockholders that owned, actually and constructively, 5% of less of the Series A Preferred Stock at all times during a specified testing period.

If the gain on the sale of the Series A Preferred Stock or common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or the

•	non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State and Local Taxes

We or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. The State of Illinois enacted legislation, effective for taxable years beginning after December 31, 2008, to disallow the dividends paid deduction for certain REITs for purposes of computing the Illinois corporate income tax. We do not expect this legislation to affect our ability to claim the dividends paid deduction in computing our Illinois corporate income tax; however, if we were not able to claim the dividends paid deduction in computing the Illinois corporate income tax, we would incur a significantly higher Illinois corporate income tax liability.

Stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Series A Preferred Stock or common stock.

LEGAL MATTERS

The validity of the Series A Preferred Stock and the common stock issuable upon conversion thereof has been passed upon for us by Hunton & Williams LLP. In addition, Hunton & Williams LLP has rendered its opinion with respect to certain federal income tax matters relating to our company.

EXPERTS

The consolidated financial statements of Deerfield Capital Corp. (formerly Deerfield Triarc Capital Corp.) and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from Deerfield Capital Corp.’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Deerfield & Company LLC as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, incorporated in this prospectus by reference from Deerfield Capital Corp.’s Current Report on Form 8-K/A filed with the SEC on January 16, 2008, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and other periodic reports, prospectus and other information with the SEC. You may read and copy any such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find our SEC filings on the SEC’s website at http://www.sec.gov. In addition, you can inspect and copy reports, prospectus and other information concerning us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock (symbol: “DFR”) is listed.

Our Internet address is http://www.deerfieldcapitalcorp.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to our Code of Business Conduct and Ethics and any waiver applicable to our senior financial officers, executive officers or directors. In addition, information concerning purchases and sales of our equity securities by our directors and Section 16 reporting officers is posted on our website. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to completion of the offering of common stock described in this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 14, 2007;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, filed on April 30, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 10, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed on August 9, 2007;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 7, 2007;

•	our Current Reports on Form 8-K, filed on April 24, 2007, May 11, 2007, June 5, 2007, October 25, 2007, December 21, 2007 and December 28, 2007;

•	our Current Report on Form 8-K/A filed on January 15, 2008;

•	our Current Report on Form 8-K/A filed on January 16, 2008 (excluding Item 7.01 and the exhibits to Item 7.01);

•	Item 8.01 of our Current Report on Form 8-K, filed on August 8, 2007;

•	Item 8.01 of our Current Reports on Form 8-K, filed on December 18, 2007;

•	Item 8.01 of our Current Reports on Form 8-K, filed on December 21, 2007; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on June 28, 2005.

We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this prospectus and the date upon which we sell or otherwise distribute all of the common stock we offer with this prospectus and any applicable supplement.

We will provide a copy of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Legal Department at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to Legal Department, Deerfield Capital Corp., 6250 N. River Road, 9th Floor, Rosemont, Illinois 60018, or you may ask for our Legal Department by calling 773-380-1600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts are estimates.

Amount
to be Paid

SEC registration fee	$7,373.86
Printing and mailing expenses	50,000.00
Legal fees and expenses	75,000.00
Accounting fees and expenses	50,000.00
Miscellaneous	—

Total	$182,373.86

Item 15.	Indemnification of Officers and Directors.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

On April 17, 2007, we entered into separate, substantially identical indemnification agreements with each of our officers, indemnifying and holding the officer harmless from and against any losses or other liabilities regarding the officer’s relationship both with Deerfield and us, in connection with the officer’s discussions with us regarding our consideration of a transaction whereby Deerfield would become our indirect wholly owned subsidiary. The agreement with Mr. Trutter (our Chief Executive Officer) noted his Deerfield relationship as that of employee, officer and selling member and his relationship with us as that of officer and director; the agreement with each of Mr. Grien (our President) and Mr. Smith (our Chief Financial Officer, Senior Vice President and Treasurer) noted their Deerfield relationship as that of employee and officer and their relationship with us as that of officer; and the agreement with Mr. White (our General Counsel, Senior Vice President and Secretary) noted his Deerfield relationship as that of employee, officer and selling member and his relationship with us as that of officer. We acknowledged in each agreement that the officer may have certain conflicts of interest in regard to the transaction and such discussions by virtue of his relationship with Deerfield, and that the officer was not permitted by Deerfield to disclose to us or the Special Committee evaluating the transaction any negotiating strategies or positions of Deerfield relating to the transaction or to express any view on the valuation of us or Deerfield to the Special Committee.

Item 16.	Exhibits.

Exhibit
Number	Description

2.01	Agreement and Plan of Merger, dated as of December 17, 2007, by and among Deerfield Triarc Capital Corp., DFR Merger Company, LLC, Deerfield & Company LLC and, solely for the purposes set forth therein, Triarc Companies, Inc. (in such capacity, the Sellers’ Representative).(1)
3.01	Articles of Amendment and Restatement of Deerfield Capital Corp.(2)
3.02	Articles of Amendment of Deerfield Capital Corp.(3)
3.03	Bylaws of Deerfield Capital Corp.(2)
4.01	Form of Certificate for Common Stock for Deerfield Capital Corp.(2)
4.02	Registration Rights Agreement, dated as of December 21, 2007, among Deerfield Triarc Capital Corp., the parties identified on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith.(1)
4.03	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Preferred Stock.(3)
5.01	Opinion of Hunton & Williams LLP as to legality of the securities being issued.**
8.01	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters.*
12.01	Computation of ratio of earnings to fixed charges.*
23.01	Consent of Hunton & Williams LLP (included in Exhibit 5.1).**
23.02	Consent of Deloitte & Touche LLP.*

Exhibit
Number	Description

23.03	Consent of Deloitte & Touche LLP.*
24.01	Power of Attorney (included on Signature Page).*

*	Filed herewith.

**	To be filed by amendment.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2007, as amended.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 filed with the SEC (File No. 333-123762).

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2007, as amended, excluding Item 7.01 and the exhibits to Item 7.01.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information is required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

g) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosemont, Illinois on January 16, 2008.

DEERFIELD CAPITAL CORP.

By:	/s/ Jonathan W. Trutter
Name:     Jonathan W. Trutter

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

KNOW BY ALL THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan W. Trutter and Frederick L. White and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement on Form S-3 and any and all amendments thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By: /s/ Peter H. Rothschild Name: Peter H. Rothschild Title: Interim Chairman and Director	By: /s/ Jonathan W. Trutter Name: Jonathan W. Trutter Title: Chief Executive Officer and Director (Principal Executive Officer)

Date: January 16, 2008	Date: January 16, 2008

By: /s/ Richard G. Smith Name: Richard G. Smith Title: Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	By: /s/ Peter W. May Name: Peter W. May Title: Director

Date: January 16, 2008	Date: January 16, 2008

By: /s/ Gregory H. Sachs Name: Gregory H. Sachs Title: Director	By: /s/ Robert E. Fischer Name: Robert E. Fischer Title: Director

Date: January 16, 2008	Date: January 16, 2008

By: /s/ Robert B. Machinist Name: Robert B. Machinist Title: Director	By: /s/ Howard Rubin Name: Howard Rubin Title: Director

Date: January 16, 2008	Date: January 16, 2008

EXHIBIT INDEX

Exhibit
Number	Description

2.01	Agreement and Plan of Merger, dated as of December 17, 2007, by and among Deerfield Triarc Capital Corp., DFR Merger Company, LLC, Deerfield & Company LLC and, solely for the purposes set forth therein, Triarc Companies, Inc. (in such capacity, the Sellers’ Representative).(1)
3.01	Articles of Amendment and Restatement of Deerfield Capital Corp.(2)
3.02	Articles of Amendment of Deerfield Capital Corp.(3)
3.03	Bylaws of Deerfield Capital Corp.(2)
4.01	Form of Certificate for Common Stock for Deerfield Capital Corp.(2)
4.02	Registration Rights Agreement, dated as of December 21, 2007, among Deerfield Triarc Capital Corp., the parties identified on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith.(1)
4.03	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Preferred Stock.(3)
5.01	Opinion of Hunton & Williams LLP as to legality of the securities being issued.**
8.01	Opinion of Hunton & Williams LLP as to certain U.S. federal income tax matters.*
12.01	Computation of ratio of earnings to fixed charges.*
23.01	Consent of Hunton & Williams LLP (included in Exhibit 5.1).**
23.02	Consent of Deloitte & Touche LLP.*
23.03	Consent of Deloitte & Touche LLP.*
24.01	Power of Attorney (included on Signature Page).*

*	Filed herewith.

**	To be filed by amendment.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2007, as amended.

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 filed with the SEC (File No. 333-123762).

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2007, as amended, excluding Item 7.01 and the exhibits to Item 7.01.